                                                                     EXHIBIT 2.1

                                                               EXECUTION VERSION

                            ASSET PURCHASE AGREEMENT

                                   dated as of

                                   May 7, 2003

                                      among

                         ENCOMPASS SERVICES CORPORATION

                      THE SELLING SUBSIDIARIES NAMED HEREIN

                                       and

                          RESIDENTIAL ACQUISITION CORP.

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                                TABLE OF CONTENTS

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ARTICLE I    DEFINED TERMS..............................................................1

     1.1     Usage......................................................................1

     1.2     Definitions................................................................2

ARTICLE II   SALE OF ASSETS, ASSUMPTION OF LIABILITIES AND RELATED TRANSACTIONS........11

     2.1     Purchase and Sale of Assets...............................................11

     2.2     Assumption of Certain Liabilities.........................................13

     2.3     Purchase Price............................................................14

     2.4     Assumption of Certain Contracts...........................................14

ARTICLE III  CLOSING...................................................................15

     3.1     Closing...................................................................15

     3.2     Items to be Delivered at the Closing By Sellers...........................16

     3.3     Items to be Delivered at the Closing By Buyer.............................16

ARTICLE IV   REPRESENTATIONS AND WARRANTIES OF SELLERS.................................17

     4.1     Organization; Corporate Authority.........................................17

     4.2     Corporate Action; Authority; Non-contravention............................18

     4.3     Selling Subsidiaries......................................................18

     4.4     Financial Statements......................................................18

     4.5     Assets Necessary to Conduct Business......................................19

     4.6     Accuracy of Information...................................................19

     4.7     Taxes.....................................................................19

     4.8     Contracts.................................................................20

     4.9     Personal Property.........................................................21

     4.10    Real Property.............................................................21

     4.11    Intellectual Property.....................................................22

     4.12    Insurance.................................................................23

     4.13    Existing Permits..........................................................23

     4.14    Compliance with Law.......................................................23

     4.15    Legal Proceedings.........................................................24

     4.16    Employees.................................................................24

     4.17    ERISA Compliance..........................................................24

     4.18    Environmental Matters.....................................................25
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     4.19    No Brokers or Finders.....................................................25

     4.20    Bonding, Letters of Credit and Deposits...................................25

     4.21    Certain Interests.........................................................26

     4.22    Bank Accounts.............................................................26

ARTICLE V    REPRESENTATIONS AND WARRANTIES OF BUYER...................................26

     5.1     Organization..............................................................26

     5.2     Corporate Action; Authority; Non-Contravention............................26

     5.3     No Brokers or Finders.....................................................26

     5.4     Legal Proceedings.........................................................27

     5.5     Financing.................................................................27

     5.6     Investigation.............................................................27

ARTICLE VI   COVENANTS WITH RESPECT TO CONDUCT OF SELLERS  PRIOR TO CLOSING............27

     6.1     Access....................................................................27

     6.2     Financial Reports.........................................................28

     6.3     Conduct of Residential Business...........................................28

     6.4     Notification of Certain Matters...........................................31

     6.5     Permits, Orders and Approvals.............................................31

     6.6     Chapter 11 Cases..........................................................31

     6.7     Inconsistent Agreements...................................................32

     6.8     Corporate Names...........................................................32

     6.9     Certain Asset Transfers...................................................32

     6.10    Waiver and Release........................................................32

     6.11    Court Approval of Agreement...............................................33

     6.12    Delivery of Schedules; Changed Schedules..................................33

ARTICLE VII  ADDITIONAL CONTINUING COVENANTS...........................................33

     7.1     Tax Matters; Tax Returns..................................................33

     7.2     Employment Matters........................................................34

     7.3     Transfer Taxes............................................................35

     7.4     Encompass Name............................................................36

     7.5     Further Action............................................................36

     7.6     Non-Competition; Non-Solicitation.........................................36
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     7.7     Post-Closing Access.......................................................37

     7.8     Insurance.................................................................37

     7.9     Performance Bond Collateral; License Bonds................................37

ARTICLE VIII CONDITIONS OF PURCHASE....................................................38

     8.1     General Conditions........................................................38

     8.2     Conditions to Obligations of Buyer........................................39

     8.3     Conditions to Obligations of Seller.......................................40

ARTICLE IX   TERMINATION OF OBLIGATIONS; BREAK-UP FEE; EFFECT OF TERMINATION...........41

     9.1     Termination of Agreement..................................................41

     9.2     Break-up Fee and Expenses.................................................41

     9.3     Effect of Termination.....................................................41

ARTICLE X    GENERAL...................................................................42

     10.1    Amendments; Waivers.......................................................42

     10.2    Schedules; Exhibits; Integration..........................................42

     10.3    Further Assurances; Right of Endorsement, Etc.............................42

     10.4    Governing Law; Jurisdiction...............................................43

     10.5    No Assignment.............................................................44

     10.6    Headings..................................................................44

     10.7    Counterparts..............................................................44

     10.8    Publicity; Reports........................................................45

     10.9    Confidentiality...........................................................45

     10.10   Parties in Interest.......................................................45

     10.11   Performance by Selling Subsidiaries.......................................45

     10.12   Notices...................................................................45

     10.13   Expenses..................................................................47

     10.14   Remedies; Waiver..........................................................47

     10.15   Knowledge Convention......................................................47

     10.16   Representation By Counsel; Interpretation.................................47

     10.17   Specific Performance......................................................47

     10.18   Severability..............................................................47

     10.19   Waiver of Jury Trial......................................................48
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                                TABLE OF CONTENTS
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     10.20   Delivery by Facsimile.....................................................48

     10.21   Non-Survival of Provisions................................................48
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

EXHIBITS

  Exhibit A     Non-foreign Person Certificate

SCHEDULES

                            ASSET PURCHASE AGREEMENT

        This ASSET PURCHASE AGREEMENT (this "Agreement") is entered into as of May 7, 2003, by and among Encompass Services Corporation (the "Company"), a Texas corporation, the Subsidiaries of the Company owning Purchased Assets, which are named on the signature pages hereto (the "Selling Subsidiaries"), and Residential Acquisition Corp. (the "Buyer"), a Delaware corporation. The Company and the Selling Subsidiaries are collectively referred to herein as "Sellers" and, individually, as a "Seller". Capitalized terms used in this Agreement and not otherwise defined have the meanings stated in Article I hereto.

                                 R E C I T A L S

        WHEREAS, the Company and its Subsidiaries (including the Selling Subsidiaries) filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code on November 19, 2002 (the "Petition Date") with the Bankruptcy Court (such proceedings which are jointly administered under Case No. 02-43582 are hereinafter referred to as the "Chapter 11 Cases"). The Sellers operate their business and manage their properties during the Chapter 11 Cases as debtors-in-possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code;

        WHEREAS, upon the terms and conditions set forth herein, Sellers desire to sell to Buyer and Buyer desires to purchase from Sellers, the Purchased Assets; and

        WHEREAS, in consideration for the Purchased Assets, Buyer will, among other things, as more particularly defined herein: (i) assume the Assumed Liabilities, and (ii) pay the Purchase Price to Sellers.

        NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants, agreements, terms and conditions contained herein, the parties hereto do hereby agree as follows:

                                    ARTICLE I

                                  DEFINED TERMS

1.1     USAGE.

        For all purposes of this Agreement, except as otherwise expressly provided:

        (a) the terms defined in this Article I have the meanings assigned to them in this Article I and include the plural as well as the singular;

        (b) all accounting terms not otherwise defined herein have the meanings assigned under GAAP;

        (c) all references in this Agreement to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of the body of this Agreement;

        (d) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms;

        (e) all references to assets or properties of the Sellers that are described as "relating to", "in connection with" or "arising out of" or words of similar intent or effect shall be deemed to mean references to the assets and properties of (i) the Selling Subsidiaries and (ii) those assets and properties of the Company specifically relating to, used primarily in connection with or arising out of, as the case may be, the Company's operation of the Residential Business (and not relating to, used in connection with or arising out of the Company's operation of its business generally); and

        (f) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

1.2     DEFINITIONS.

        As used in this Agreement and the Exhibits and Schedules delivered pursuant to this Agreement, the following definitions shall apply:

        "Accounts Receivable" means all accounts receivable of each Seller arising out of the Residential Business, of whatever kind or nature, including all current or deferred rights to payment for projects completed or commenced or services rendered on or prior to the Closing Date, whether or not such services have been billed by such Seller as of the Closing Date (not including refunds, if any, of Taxes relating to any period prior to the Closing), and all claims, remedies and other rights related thereto.

        "Action" means any action, motion, application, complaint, hearing, investigation, petition, suit or other proceeding, whether civil or criminal, in law or in equity, or before any arbitrator or Governmental Entity, including, without limitation, any motion, application, adversary proceeding, complaint or other proceeding filed in the Bankruptcy Court or any appeal of any Order entered therein.

        "Affiliate" means a Person, that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person, including, the power to direct or cause the direction of the management and policies of a Person, whether through the beneficial ownership of more than 50% of the voting securities, election or appointment of directors, or by contract or otherwise.

        "Agent" means the administrative agent under the Existing Credit Agreement.

        "Agreement" has the meaning given to such term in the introduction of this agreement.

        "Allocation Schedule" has the meaning given to such term in Section 7.1(c).

        "Alternate Order" means an Order of the Bankruptcy Court authorizing and approving the sale of the Purchased Assets free and clear of all Encumbrances, other than Permitted Encumbrances, and the consummation of the transactions contemplated by this Agreement, which Order shall be in form and substance satisfactory to the Buyer, the Sellers and the Agent.

        "Approval" means any approval, authorization, consent, qualification or registration, or any waiver of any of the foregoing, required to be obtained from, or any notice, statement or other communication required to be filed with or delivered to, any Governmental Entity or any other Person.

        "Associate" of a Person means:

        (a) a corporation or organization (other than a party to this Agreement) of which such Person is a director, an officer, a partner or a member or is, directly or indirectly, the beneficial owner of 10% or more of any class of Equity Securities;

        (b) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar capacity; or

        (c)     any immediate family member or spouse of such Person.

        "Assumed Contracts" has the meaning given to such term in Section 2.1(a)(vii).

        "Assumed Liabilities" has the meaning assigned to such term in Section 2.2(a).

        "Assumption Order" means an Order (which may include the Confirmation Order or an Alternate Order) entered pursuant to Section 365 of the Bankruptcy Code authorizing Sellers to assume and assign to Buyer each Assumed Contract, in form and substance satisfactory to Buyer.

        "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy," as now and hereafter in effect, or any successor statute, and applicable federal rules of bankruptcy procedure thereunder.

        "Bankruptcy Court" means the United States Bankruptcy Court for the Southern District of Texas (Houston Division) or such other court having jurisdiction over the Chapter 11 Cases originally administered by the United States Bankruptcy Court for the Southern District of Texas (Houston Division).

        "Bond" means any payment, performance, bid or miscellaneous bond or any other instrument or guarantee issued by a surety under which any Seller is named as a principal or under which any Seller is an indemnitor or is otherwise liable.

        "Building Permits" means Permits obtained in the ordinary course of business which are specific to a particular project or job.

        "Buyer" has the meaning assigned to such term in the introduction to this Agreement.

        "Buyer Plans" has the meaning assigned to such term in Section 7.2(c).

        "Cash Sweep" has the meaning assigned to such term in Section 6.3(c).

        "Chapter 11 Cases" has the meaning assigned to such term in the recital clauses hereof.

        "Closing" means the consummation of the transactions contemplated by this Agreement.

        "Closing Date" means the business day (other than a Saturday, Sunday or legal holiday) on which the Closing occurs, which shall in any event be, unless otherwise mutually agreed by the Company and the Buyer, the later of the tenth business day following the date on which the Bankruptcy Court shall have entered the Confirmation Order (or, if applicable, an Alternate Order) and the date on which the remaining conditions to Closing set forth in Article VIII hereof shall be satisfied or waived.

        "COBRA" means Section 4980B of the Code or Part 6 of Subtitle B of Title I of ERISA.

        "Commercial Software" means packaged commercially available software programs generally available to the public through retail dealers in computer software (which, for the avoidance of doubt, does not include the Solomon accounting software utilized by certain Selling Subsidiaries or the accounting and estimating system software utilized by Masters, Inc. and certain other Selling Subsidiaries).

        "Company" has the meaning assigned to such term in the introduction to this Agreement.

        "Confirmation Date" means the earlier of the date of entry of the Confirmation Order or the date of entry of an Alternate Order, in each case as set forth on the docket of the Bankruptcy Court.

        "Confirmation Order" means an Order of the Bankruptcy Court authorizing and approving, among other things, the Plan, and authorizing the sale of the Purchased Assets free and clear of all Encumbrances, other than Permitted Encumbrances and the consummation of the transactions contemplated by the Plan and this Agreement, which Order shall be in form and substance reasonably satisfactory to Buyer.

        "Consolidating Financial Statements" has the meaning assigned to such term in Section 4.4(c).

        "Contract" means any agreement, arrangement, bond, commitment, franchise, indemnity, indenture, instrument, lease, license or understanding, whether or not in writing.

        "Covered Properties" means all properties and facilities owned, leased or operated by each Seller in connection with the Residential Business.

        "Cure Payments" means the payment of cash by any Seller (as part of the Chapter 11 Cases), or the distribution of other property, as necessary to cure a default by any Seller under an executory contract or unexpired lease of a Seller and to permit such Seller to assume and, if applicable, assign that contract or lease under sections 365(a) and 365(f) of the Bankruptcy Code.

        "Customer Contract" means a duly executed and valid Contract pursuant to which any Seller is obligated to perform any Services in connection with the Residential Business on or after the Closing Date and under which Contract the obligation of any party thereto does not exceed $50,000.

        "Designated Agreements" has the meaning assigned to such term in Section 2.4(c).

        "Disclosure Statement" means the second amended joint disclosure statement filed by Company and its Subsidiaries on April 11, 2003 pursuant to
Section 1125 of the Bankruptcy Code (with such modifications as Buyer may consent to in writing from time to time), which joint disclosure statement relates to the Plan and is approved by the Bankruptcy Court pursuant to the Disclosure Statement Order.

        "Disclosure Statement Order" means an Order of the Bankruptcy Court approving, among other things, the Disclosure Statement, the voting procedures with respect to the Plan, and the deadline for voting on the Plan, which Order shall be in form and substance reasonably satisfactory to Buyer.

        "Due Diligence Letter" means the due diligence letter dated March 28, 2003, between Buyer and Company, as amended, modified or supplemented by the Order of the Bankruptcy Court.

        "Employee Plan" means any "employee benefit plan" (as that term is defined in Section 3(3) of ERISA), as well as any other bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination plan, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, pension, profit sharing or retirement plan, employment agreement or other employee benefit plan, program or arrangement, under which any Seller or any ERISA Affiliate, has any present or future obligation or Liability on behalf of its employees or former employees, contractual employees or their dependents or beneficiaries.

        "Encumbrance" means any mortgage, conditional sales agreement, title retention contract, easement, encumbrance, security interest, lien, option, pledge, or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by agreement, understanding, law, equity or otherwise, except for any restrictions generally arising under any applicable federal or state securities law.

        "Environmental, Health and Safety Laws" means all Laws, Permits, Orders and Contracts and all common law relating to or addressing pollution or protection of the environment, public health and safety, or employee health and safety, including, but not limited to, all those relating to the presence, use, production, manufacture, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, emission, discharge, release, threatened release, recycling, reporting, control or cleanup of any Hazardous Substance.

        "Equity Securities" means any stock, shares, partnership interests, membership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the related regulations and published interpretations.

        "ERISA Affiliate" means with respect to any Person, any Person that is a member of a "controlled group of corporations" with or is under "common control" with such Person within the meaning of Section 414(b), (c) or (m) of the Tax Code.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

        "Excluded Assets" has the meaning assigned to such term in Section
2.1(b).

        "Excluded Liabilities" has the meaning assigned to such term in Section 2.2(b).

        "Existing Credit Agreement" has the meaning set forth for such term in the Plan.

        "Financial Statements" has the meaning assigned to such term in Section 4.4(a)(ii).

        "GAAP" means generally accepted accounting principles in the United States, as in effect from time to time, consistently applied.

        "Governmental Entity" means any government or any agency, bureau, board, commission, court (including, without limitation, the Bankruptcy Court), department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

        "Hazardous Substance" means (but shall not be limited to) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Laws as "hazardous substances," "hazardous materials," "hazardous wastes," "pollutant," "contaminant" or "toxic substances," or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitibility, corrosivity, reactivity, radioactivity, carcinogenicity, reproductive toxicity or "EP toxicity," asbestos and asbestos-containing materials, PCBs, urea formaldehyde foam insulation, petroleum and drilling fluids, produced waters and other wastes associated with the exploration, development, or production of crude oil, natural gas or geothermal energy.

        "HIPAA" has the meaning assigned to such term in Section 4.17(b)(ii).

        "HVAC" means heating, ventilation and air conditioning.

        "Indebtedness" means indebtedness for borrowed money, reimbursement obligations with respect to letters of credit and similar instruments, obligations incurred, issued or assumed as the deferred purchase price of property or services (other than accounts payable incurred in the ordinary course of business consistent with past practice and not more than 90 days old), obligations of others secured (or, for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured) by any Encumbrance (other than Permitted Encumbrances) on any of the Purchased Assets, capital lease obligations, and obligations in respect of guarantees of any of the foregoing or any "keep well" or other agreement to maintain any financial statement condition of another Person, in each case, whether or not matured, liquidated, fixed, or contingent, and without duplication. The term "Indebtedness" shall mean the amount required to retire such Indebtedness on the date in question and includes all principal, interest, fees, expenses, prepayment penalties and other similar obligations owed in respect of any outstanding Indebtedness.

        "Insurance Policies" has the meaning given to such term in Section 4.12.

        "Intangible Property" means Intellectual Property Rights and computer firmware and software (existing in original form) relating thereto (excluding Commercial Software), marketing rights, goodwill, sales data, customer lists and other information relating to customers, suppliers' names, mailing lists, advertising matters, contractual rights, orders, backlog, outstanding proposals, manufacturing standards and procedures and all related agreements and documentation that are, in each case, used or held for use in or otherwise relating to the Residential Business.

        "Intellectual Property Rights" means all intellectual property rights, including, without limitation, patents, patent applications, trademarks, trademark applications, tradenames, servicemarks, servicemark applications, trade dress, logos and designs and the goodwill connected with the foregoing, copyrights and copyright applications, know-how, trade secrets, proprietary processes and formulae, confidential information, franchises, licenses, inventions, instructions, marketing materials and all documentation and media constituting, describing or relating to the foregoing, including, without limitation, manuals, memoranda and records.

        "Inventory" means all inventory of Sellers including all merchandise, raw materials, work in progress, supplies used in production, finished products and other Tangible Personal Property, held for sale or used or held for use in connection with the Residential Business.

        "IRS" means the Internal Revenue Service or any successor entity thereof.

        "Law" means any foreign or domestic constitutional provision, statute or other law (including the common law), ordinance, rule, regulation, or interpretation of any Governmental Entity and any Order.

        "Liability" means any liability or obligation, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due to become due, regardless of when asserted.

        "Licensed Intellectual Property" means all Intellectual Property Rights for which the Sellers' have a valid license to use and which are used in, held for use in or which otherwise relate to the Residential Business.

        "Loss" means any cost, damage, disbursement, expense, Liability, loss, deficiency, obligation, penalty or settlement of any kind or nature, whether foreseeable or unforeseeable, including but not limited to, interest or other carrying costs, penalties, legal, Taxes, accounting and other professional fees and expenses incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement, that may be imposed on or otherwise incurred or suffered by the specified Person.

        "Material Adverse Effect" means any material adverse change in the business, operations, Purchased Assets, condition (financial or otherwise), operating results, prospects, or Liabilities of the Residential Business; provided, however, that any adverse change, effect, event, occurrence, state of facts or development attributable primarily to conditions affecting the residential HVAC and plumbing services industry or the United States economy as a whole shall not be deemed in and of itself to constitute a Material Adverse Effect (and shall not be taken into account in determining whether there has been or will be a Material Adverse Effect).

        "Material Contract" means any Contract (i) (A) to which any Seller is a party or to which any of their respective properties is subject or (B) by which any Seller is bound and (ii) upon which the Residential Business is substantially dependent or which is otherwise material to the Residential Business as of or after the date hereof and includes but is not limited to the Contracts set forth in Schedule 4.8(a).

        "Order" means any decree, injunction, judgment, order, ruling, assessment or writ, including, without limitation, any order entered by the Bankruptcy Court in the Chapter 11 Cases (including, without limitation, the Confirmation Order, the Disclosure Statement Order and any Alternate Order).

        "Organizational Documents" means certificates of incorporation, by-laws, certificates of formation, limited liability company operating agreements, shareholders, partnership or limited partnership agreements or other formation or governing documents of a particular entity.

        "Owned Intellectual Property" means all Intellectual Property Rights owned by Sellers and that are used in, held for use in or which otherwise relate to the Residential Business.

        "Periodic Taxes" has the meaning assigned to such term in Section
7.1(b).

        "Permit" means any license, permit, consent, approval, franchise, certificate of authority, or Order, or any waiver of the foregoing, required to be issued by any Governmental Entity and necessary for the operation of the Residential Business or for the transfer of the Purchased Assets, including, without limitation, (i) any license issued to any employee of any Seller and
(ii) any permit issued in connection with any construction job, in each case, as necessary for the operation of the Residential Business or use of the Purchased Assets.

        "Permitted Encumbrances" means (i) any Encumbrances described on
Schedule 1A, (ii) any easements and any rights of lessors under any leases included in the Assumed Contracts, (iii) statutory liens arising in the ordinary course securing Assumed Liabilities which are not past due, (iv) Encumbrances for Taxes, assessments and other governmental charges that are not due and payable and that may hereafter be paid without penalty, or (v) any other encumbrances and defects in title to Real Property that do not secure monetary obligations and do not individually or in the aggregate materially detract from or interfere with the use of such Real Property in the conduct of the Residential Business.

        "Person" means any natural person, corporation, limited partnership, general partnership, limited liability company, limited liability partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any Governmental Entity.

        "Petition Date" has the meaning assigned to such term in the recital clauses hereof.

        "Plan" means the second amended joint plan of reorganization filed with the Bankruptcy Court in the Chapter 11 Cases by Company and its Subsidiaries (including the Selling Subsidiaries) on April 11, 2003 (with such modifications as Buyer may in its discretion consent to in writing from time to time).

        "Products" means products, technology and services, sold, installed, manufactured, constructed, licensed or otherwise exploited by any Seller in connection with the Residential Business.

        "Prohibited Transaction" has the meaning assigned to such term in
Section 6.7(a).

        "Purchase Price" has the meaning assigned to such term in Section 2.3.

        "Purchased Assets" means all of the assets relating to, used in connection with or arising out of the Sellers' operation of the Residential Business (whether real, personal or mixed, tangible or intangible), including, but not limited to, any assets owned by any Seller or leased by any Seller pursuant to capital or operating leases that constitute Assumed Contracts.

        "Real Property" means all land, all improvements thereon and thereto, all fixtures, all tenements, easements, right-of-way and rights appurtenant thereto, all air space, minerals, gravel, hydrocarbons, substances, water and water rights, all rights in connection therewith, any other real property, and any interest therein, including, without limitation, leasehold estates, of each Seller that are, in each case, used or held for use in connection with the Residential Business.

        "Requesting Party" has the meaning given to such term in Section 7.7.

        "Residential Business" means the business of the Sellers currently conducted as the "Residential Group of Encompass Services," including, without limitation, all business of the Selling Subsidiaries and the portion of the business of Company that is related to providing residential HVAC and plumbing services and any other services ancillary thereto (for the avoidance of doubt, such definition shall not include the residential facility services operations of the Company as conducted through the entities set forth in Schedule 1B, the assets of which the Company has sold, transferred or conveyed prior to date hereof or of which the Company intends to sell pursuant to a separate transaction).

        "Seller" has the meaning assigned to such term in the introduction to this Agreement.

        "Selling Subsidiaries" has the meaning assigned to such term in the introduction to this Agreement, and "Selling Subsidiary" shall mean any one of the Selling Subsidiaries.

        "Services" means the services performed by Sellers, their employees, agents and representatives for customers of the Residential Business, including, without limitation, plumbing and HVAC services.

        "Supply Contract" means a duly executed and valid Contract pursuant to which any Seller is obligated to receive any goods or services in connection with the Residential Business on or after the Closing Date and under which Contract the obligation of any party thereto does not exceed $50,000.

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        "Subsidiary" with respect to any Person, any corporation, partnership, limited liability company or other organization, whether incorporated or unincorporated, of which such Person or any other subsidiary of such Person beneficially owns a majority of the voting or equity securities.

        "Tangible Personal Property" means all machinery, equipment, tools, furniture, office equipment, computer hardware, supplies, materials, vehicles (including trailers and vans), and other items of tangible personal property (other than Inventories) of every kind owned or leased by Sellers (wherever located and whether or not carried on Sellers' books), together with any express or implied warranty by the manufacturers or sellers or lessors of any item or component part thereof and all maintenance records and other documents relating thereto, in each case used or held for use in connection with the Residential Business.

        "Tax" means any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind imposed by any Governmental Entity, including but not limited to any foreign, federal, state, county or local income, sales and use, excise, franchise, real and personal property, transfer, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, severance or withholding tax, the liability for taxes of any Person under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local or foreign Law) or as a result of transferee or successor liability, by Contract or otherwise, any interest and penalties (civil or criminal) related thereto or to the nonpayment thereof, and any Loss in connection with the determination, settlement or litigation of any Tax Liability.

        "Tax Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

        "Tax Return" means any report, declaration, claim for refund, return or other information, including schedules, attachments and amendments thereto, required to be supplied to a Governmental Entity with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes any Subsidiary.

        "Transaction Documents" means this Agreement and any other agreement, certificate, consent, waiver, document or instrument to be executed and/or delivered pursuant to this Agreement.

        "Transferred Employee" has the meaning assigned to such term in Section 7.2(a).

        "Unaudited Consolidating Financial Statements" has the meaning assigned to such term in Section 4.4(c).

        "Unaudited Residential Group Financial Statements" has the meaning assigned to such term in Section 4.4(a)(i).

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                                   ARTICLE II

                    SALE OF ASSETS, ASSUMPTION OF LIABILITIES
                            AND RELATED TRANSACTIONS

2.1     PURCHASE AND SALE OF ASSETS.

        (a) Purchased Assets. Subject to the terms and conditions of this Agreement, at the Closing, each Seller shall sell, convey, assign, transfer and deliver to (and Company shall cause each Selling Subsidiary to sell, convey, assign, transfer and deliver to) Buyer or its designee(s) and Buyer or its designee(s) shall purchase, acquire and accept from each Seller, free and clear of all Encumbrances other than Permitted Encumbrances, all of the right, title and interest in, to and under the Purchased Assets. The Purchased Assets shall include, but shall not be limited to, the items set forth on Schedule 2.1(a), and also shall include the following to the extent used or held for use in the Residential Business or otherwise relating to the Residential Business:

                (i) all Real Property, including, owned and leased Real Property listed on Schedule 4.10(a) and Schedule 4.10(b), respectively;

                (ii) all Tangible Personal Property, including, Tangible Personal Property listed on Schedule 4.9(a);

                (iii) all Intangible Property and all general intangibles, including goodwill, associated with the Residential Business, including, Intangible Property listed on Schedule 4.11(a) and Schedule 4.11(b);

                (iv)    all Accounts Receivable;

                (v)     all Inventory;

                (vi) Permits that are transferable without third party consent necessary therefor (provided, however, that, if such third party consent shall have been obtained, a Permit shall be deemed "transferable"; and provided further that the Sellers shall have the continuing obligation (both before and after Closing) to use all commercially reasonable efforts to endeavor to obtain the necessary consents to the transfer of Permits);

                (vii) all rights and interests arising under or in connection with the Supply Contracts, the Customer Contracts, the Material Contracts set forth in Schedule 4.8(a), the other Material Contracts that would be set forth on Schedule 4.8(a) but for the fact that such Contracts do not meet the threshold amounts provided in Section 4.8(a) requiring them to be included in such Schedule 4.8(a), and the Contracts set forth in Schedule 2.1(vii), (collectively, the "Assumed Contracts"), provided that the Assumed Contracts shall not include (x) any Customer Contracts which have been completed (with final payment made) at or prior to Closing, (y) any Contracts relating to Employee Plans or (z) any Contracts requiring Cure Payments unless such Contract and the applicable Cure Payment is set forth on Schedule 2.1(vii);

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

                (viii) all insurance and indemnity claims (including, without limitation, all insurance proceeds paid or payable by any insurance provider for any Purchased Asset);

                (ix) all rebates from any Person that supplies goods or services to the Residential Business and that is paid by such Person after the Closing Date, excluding any such rebates relating to periods prior to Closing paid or credited to, or otherwise negotiated by, the Company in accordance with past practice which is not attributable primarily to the Residential Business and which was not historically allocated to the Residential Business;

                (x) all cash, cash equivalents held in the accounts set forth on Schedule 4.22, any and all checks received by the Selling Subsidiaries but not yet processed, prepaid expenses (including Periodic Taxes), deposits (including, but not limited to, customer deposits, deposits held by utilities or Governmental Entities, deposits under Assumed Contracts), restricted cash and cash equivalents securing or collateralizing obligations and other similar collateral or reserves, including, but not limited to those listed on Schedule 4.20; provided, however, that deposits in the name of any entity other than a Selling Subsidiary which support Bonds or any Company-wide insurance programs shall not be included in the Purchased Assets;

                (xi) all of Sellers' books and records relating to the Residential Business and the Transferred Employees;

                (xii)   all Actions (whether or not asserted as of the Closing
        Date) asserted or that may be asserted on behalf of any Seller relating to the Purchased Assets or the Residential Business, the operations of any Selling Subsidiary, or any of the foregoing (excluding Actions against directors, officers or employees of the Company or any of its Subsidiaries, which shall remain the property of the Company and its Subsidiaries); and

                (xiii) all other property of Sellers of every kind, character or description, tangible or intangible, known or unknown, wherever located and whether or not reflected on the Financial Statements, or similar to the properties described above, and used or held for use in connection with the Residential Business, except for the Excluded Assets.

        At any time on or prior to the Confirmation Date, at the Buyer's option, in its sole discretion, the Buyer may determine to exclude assets, properties, Contracts (subject to the Buyer's compliance with the terms of Section 2.4(c)) and rights from the Purchased Assets (including, without limitation, any "asset" having a negative value) which shall then be deemed Excluded Assets.

        (b) Excluded Assets. Notwithstanding the generality of Section 2.1(a), the following assets are not a part of the sale and purchase contemplated by this Agreement and are excluded from the Purchased Assets (collectively, the "Excluded Assets"):

                (i) the Purchase Price delivered to Company pursuant to this Agreement, any rights of any of the Sellers under this Agreement and any other Transaction Document;

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

                (ii) Sellers' Organizational Documents, corporate seals, minute books, stock books and other corporate records having to do with the corporate organization and capitalization of Sellers and all income Tax records for period prior to the Closing Date;

                (iii)   the Equity Securities of Sellers;

                (iv) any and all avoidance actions, arising under chapter 5 of the Bankruptcy Code, of the Sellers or arising with respect to the Residential Business in connection with the Chapter 11 Cases; and

                (v)     those other assets of Sellers specifically set forth on
        Schedule 2.1(b)(v).

2.2     ASSUMPTION OF CERTAIN LIABILITIES.

        (a) Assumed Liabilities. On the Closing Date, Buyer shall assume the following (collectively, the "Assumed Liabilities"):

                (i) all Liabilities and other obligations under the Assumed Contracts; provided that Liabilities under the Assumed Contracts shall not include any Cure Payments or any Liability of the type described on clauses (ii) - (vii) below unless specifically assumed under those clauses);

                (ii) all accrued trade payables that are owing after the Closing arising from the operation of the Residential Business in the ordinary course of business consistent with past practice and shown on the latest financial statements delivered under Section 4.4 or incurred since the date of such financials in the ordinary course of business; provided that any accrued trade payables which constitute "pre-petition debt" shall not be included in the Assumed Liabilities;

                (iii) (A) any and all bonuses of Transferred Employees for the current bonus period arising from the operation of the Residential Business and accruing in a manner consistent with past practice of the Residential Business, (B) any and all accrued salary, commissions, bonuses and payroll taxes of Transferred Employees arising from the operation of the Residential Business attributable to the pay period or commission payment period, as applicable, ending after the date hereof to the extent not paid prior to Closing, (C) any accrued vacation obligations in respect of Transferred Employees and (D) obligations in respect of any employees listed on Schedule 4.16 who are not Transferred Employees to the extent expressly assumed pursuant to Section 7.2; excluding, in any event, any other Liabilities to any employees and Transferred Employees arising out of the operation of the Residential Business prior to the Closing Date, including, without limitation, any Liabilities for workers compensation claims or health insurance claims of any Transferred Employees arising out of events or circumstances occurring prior to the Closing Date);

                (iv)    all Liabilities under the Bonds listed on Schedule 4.20;

                (v) any Periodic Taxes in respect of the Purchased Assets first due after the Closing;

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

                (vi)    any negative cash balance of the accounts set forth on
        Schedule 4.22 (whether arising from overdraft on any such accounts or from any and all checks issued by the Selling Subsidiaries prior to the Closing Date but not yet processed as of such date) that may exist on or after the Closing Date; and

                (vii) all product returns and warranty claims in the ordinary course of business, but solely to the extent requiring return, replacement or repair of the Product or Service provided (specifically excluding any other Liabilities arising out of Products or Services sold or provided prior to the Closing, including, without limitation, any such Liability for any claim relating to mold, any claim under any Environmental, Health and Safety Laws, and any claims for property damage, personal injury or death).

        (b) Excluded Liabilities. Except for the Assumed Liabilities, Buyer shall not assume, shall not take subject to, shall not be liable for and shall not perform, discharge or pay any Liabilities of Sellers, of any kind or nature, whether absolute, contingent, accrued, known or unknown, matured or unmatured, including, without limitation: (i) any Liabilities of Sellers that are discharged pursuant to Section 1141(d)(1) of the Bankruptcy Code or any Order of the Bankruptcy Court (including, without limitation, the Confirmation Order or an Alternate Order), (ii) any Liabilities of Sellers, the collection of which has been permanently enjoined by an Order of the Bankruptcy Court or by any applicable provision of the Bankruptcy Code (including, without limitation, Section 524 of the Bankruptcy Code), (iii) any Liabilities relating to or arising out of any Excluded Assets or the operation of the entities listed on
Schedule 1B, and (iv) all other Liabilities of Sellers that are not Assumed Liabilities (collectively, the "Excluded Liabilities").

2.3     PURCHASE PRICE.

        The total purchase price (the "Purchase Price") to be paid to Company by Buyer at the Closing for the Purchased Assets shall be: (i) the assumption of the Assumed Liabilities, plus (ii) $40,000,000 in cash.

2.4     ASSUMPTION OF CERTAIN CONTRACTS.

        One or more Assumption Orders (or one or more other Orders in form and substance satisfactory to Buyer) shall provide for the assumption by the Sellers and assignment to the Buyer or its designee(s), effective upon the Closing, of Assumed Contracts on the following terms and conditions:

        (a) As of the Closing, the Sellers shall assume and assign to the Buyer or its designee(s), the Assumed Contracts. Schedule 2.1(vii) sets forth the Cure Payment amounts under each Assumed Contract based on the Sellers' books and records or by an applicable proof of claim.

        (b) On or prior to the Closing Date the Company shall pay all Cure Payments required under each Assumed Contract and such payment shall be made prior to the assignment of such Assumed Contract from Sellers to Buyer or its designee(s).

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

        (c) Not later than one day prior to the confirmation hearing in connection with the Plan (or, if earlier, the hearing held by the Bankruptcy Court in connection with an Alternate Order), the Buyer shall provide written notice to the Sellers of any Contracts, which, but for such notice, would be Assumed Contracts, but of which the Buyer has determined not to accept assignment ("Designated Agreements"). Sellers' shall list each such Designated Agreement in Schedule 7.1(a) of the Plan Supplement (as defined in the Plan), or, if applicable, such commensurate disclosure document relating to an Alternate Order. Notwithstanding anything else in this Agreement, Designated
Agreements: (i) shall not be deemed Assumed Contracts; (ii) shall not be deemed Purchased Assets; and (iii) consequently, the Sellers may, at their option, either assume or reject such Designated Agreements (to the extent otherwise permitted by the Bankruptcy Court and applicable law), and the Buyer shall bear no Liability for any rejection damages or Cure Payments associated with such assumption or rejection, as the case may be.

        (d) The Buyer and the Sellers agree that there shall be excluded from the Purchased Assets any Assumed Contracts that are not assignable or transferable pursuant to the Bankruptcy Code or otherwise without the consent of any Person other than Sellers or any Affiliate of Sellers, to the extent that such consent shall not have been given prior to the Closing; provided, however, that the Sellers shall have the continuing obligation (both before and after the Closing) to use all commercially reasonable efforts (including, without limitation, prosecution of appropriate motions pursuant to Section 365 of the Bankruptcy Code) to endeavor to obtain all necessary consents, if any, to the assignment thereof and, upon obtaining the requisite third party consents thereto, such Purchased Asset shall be assigned to the Buyer free and clear of all Encumbrances other than Permitted Encumbrances; provided, that the Sellers shall not be required to make any additional payments (other than Cure Payments) in connection with any such assignment. With respect to any Assumed Contract that is not transferred at the Closing as contemplated by the immediately preceding sentence, effective as of the Closing, Sellers shall use reasonable commercial efforts to enter into arrangements reasonably requested by the Buyer designed to provide the Buyer and its Subsidiaries the full and exclusive benefits of such asset provided the Buyer, or Buyer's designee, assumes the duty to perform the obligations relating to such Assumed Contracts accruing on and after the Closing. If and to the extent such arrangements cannot be made, the Buyer shall have no obligation with respect to such Assumed Contract.

                                   ARTICLE III

                                     CLOSING

3.1     CLOSING.

        Upon the terms and subject to the conditions set forth in this Agreement, the Closing will take place on the Closing Date at the offices of O'Melveny & Myers LLP, 30 Rockefeller Plaza, New York, New York, or such other place as the parties hereto shall agree. Time is of the essence with respect to the performance of the covenants, terms and conditions set forth in this Agreement and in the consummation of the transactions contemplated hereby. The Closing will be deemed to occur at 12:01 a.m., Eastern time, on the Closing Date.

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

3.2     ITEMS TO BE DELIVERED AT THE CLOSING BY SELLERS.

        At the Closing, Sellers shall deliver or cause to be delivered to Buyer:

        (a) one or more bills of sale and assignment, in form and substance reasonably satisfactory to Buyer and the Company, conveying to Buyer or any entity designated by Buyer good and valid title to all of the Purchased Assets (other than the Real Property) free and clear of all Encumbrances other than Permitted Encumbrances;

        (b) special warranty deeds and (where applicable) assignments of leases, in each case in form and substance reasonably satisfactory to Buyer and the Company, properly executed and acknowledged, conforming to and conveying to Buyer, or an entity designated by Buyer, good and indefeasible title for all Real Property free and clear of all Encumbrances other than Permitted Encumbrances;

        (c) such other instruments of transfer, in each case in form and substance reasonably satisfactory to Buyer and the Company, necessary or appropriate to transfer to and vest in Buyer or any entity designated by Buyer all of Sellers' right, title and interest in and to the Purchased Assets free and clear of all Encumbrances other than Permitted Encumbrances;

        (d) a certificate from each Seller, substantially in the form of Exhibit A, duly executed and acknowledged, certifying that the transactions contemplated hereby are exempt from withholding under Section 1445 of the Tax Code;

        (e) a certified copy of the Confirmation Order (or, if applicable, of an Alternate Order), each Assumption Order, and such other Orders as Buyer may reasonably request to effectuate the transactions contemplated hereby;

        (f) with respect to each Seller: (i) certified copies of its Organizational Documents as in effect as of the date hereof, and where such concept is applicable, a good standing certificate from the Secretary of State (or equivalent functionary) of the jurisdiction of its formation and each other state (or other jurisdiction) in which it is qualified as a foreign entity to do business, each dated a recent date prior to the Closing Date, (ii) resolutions of its board of directors which, among other things, (x) approve and authorize and/or ratify the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party, and (y) generally authorize its officers to do or cause to be done from time to time all such other acts and things and to execute and deliver all such instruments and documents as Seller shall deem necessary or desirable to carry out the purposes and the intent of this Agreement, certified as of the Closing Date by its corporate secretary or an assistant secretary (or such other officer as such Seller may approve) as being in full force and effect without modification or amendment, and (iii) signature and incumbency certificates of its officers executing this Agreement; and

        (g) such other documents and instruments as Buyer may reasonably request to give effect to the transactions contemplated hereby.

3.3     ITEMS TO BE DELIVERED AT THE CLOSING BY BUYER.

        At the Closing, Buyer shall deliver or cause to be delivered to the
Company:

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        (a)     the Purchase Price in immediately available funds;

        (b) certified copies of (i) its Organizational Documents as in effect as of the Closing Date and a good standing certificate from the Secretary of State (or equivalent functionary) of the jurisdiction of its formation and each other state (or other jurisdiction) in which it is qualified as a foreign entity to do business, each dated a recent date prior to the Closing Date, (ii) resolutions of its board of directors which, among other things, (x) approve and authorize and/or ratify the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party, and (y) generally authorize its officers to do or cause to be done from time to time all such other acts and things and to execute and deliver all such instruments and documents as Buyer shall deem necessary or desirable to carry out the purposes and the intent of this Agreement, certified as of the Closing Date by its corporate secretary or an assistant secretary (or such other officer as Buyer may approve) as being in full force and effect without modification or amendment, and (iii) signature and incumbency certificates of its officers executing this Agreement; and

        (c) agreements between Buyer (and, to the extent required by the applicable surety company, each operating company of the Buyer performing, or expected to perform, bonded work) and each surety company that has provided the Bonds listed on Schedule 4.20, on terms reasonably acceptable to Buyer and each such surety company; provided, that such agreements shall expressly provide that Buyer shall not be required to deliver or make available any collateral (other than any collateral existing as of the date hereof, and, as to such collateral the Sellers shall comply with their obligations under Section 7.9(a)) in connection with such Bonds.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

        Sellers, jointly and severally, represent and warrant (as of the date hereof and as of the Closing Date) and agree as follows:

4.1     ORGANIZATION; CORPORATE AUTHORITY.

        Each Seller is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Sellers have the requisite power and authority to conduct the Residential Business as now being conducted and have all necessary power and authority to own their respective properties and assets and, where such concept is applicable, are duly qualified or licensed to do business as foreign corporations or other entities in good standing in all jurisdictions in which the character or the location of the assets owned or leased by any of them or the nature of the business conducted by any of them requires licensing or qualification, except where such failure to be so qualified or licensed or to be in good standing could not reasonably be expected to have a Material Adverse Effect. Schedule 4.1 lists (i) the jurisdiction in which Company and each Selling Subsidiary was organized, and
(ii) each jurisdiction in which Company and each Selling Subsidiary is qualified or licensed to do business as a foreign Person.

                                       17

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4.2     CORPORATE ACTION; AUTHORITY; NON-CONTRAVENTION.

        Subject to approval of this Agreement by the Bankruptcy Court, each Seller has the requisite power to enter into, execute, and perform all obligations under this Agreement and each other Transaction Document. The execution, delivery and performance hereof, and the consummation of the transactions contemplated by this Agreement: (i) are within the powers of such Seller, are not in contravention of the terms of any Organizational Documents of such Seller, each as amended to date, and have been duly authorized by all necessary board, stockholder and member action of such Seller, (ii) except as otherwise expressly provided in this Agreement do not require any Approval,
(iii) do not conflict with or result in any breach or contravention of any Assumed Contract to which such Seller is a party or by which it is bound, and
(iv) do not violate any Laws to which such Seller or the Purchased Assets may be subject.

4.3     SELLING SUBSIDIARIES.

        Schedule 4.3 lists all Selling Subsidiaries. Except as described in
Schedule 4.3, the Company owns all of the outstanding Equity Securities of each Selling Subsidiary, beneficially and of record.

4.4     FINANCIAL STATEMENTS.

        (a) Schedule 4.4 attached hereto contains true, correct and complete copies of the following:

                (i) the unaudited consolidated balance sheets of the Residential Business as of December 31 of each of 2000, 2001 and 2002, and the related unaudited consolidated statements of operations and cash flows of the Residential Business for the fiscal years then ended (except that no statements of cash flows for 2000 are included) (all of the foregoing being hereinafter collectively referred to as the "Unaudited Residential Group Financial Statements"); and

                (ii) to the extent available on the date hereof, the unaudited interim consolidated balance sheet of the Residential Business as of the last day of the calendar month immediately preceding the date hereof (to the extent not available, then as of the last day of the calendar month immediately preceding such month), and the related unaudited interim consolidated statements of operations and cash flows of the Residential Business for the 2-month period ended as of the date of such delivered month-ending consolidated balance sheet (all of the foregoing being hereinafter collectively referred to as the "Unaudited Interim Financial Statements" and, collectively with the Unaudited Residential Group Financial Statements, the "Financial Statements").

        (b)     Except to the extent that they include (i) Excluded Assets or
(ii) results of operations for the businesses described on Schedule 1B (which previously comprised a portion of the Company's residential business), the Financial Statements (x) fairly present in all material respects the financial position of the Residential Business on a consolidated basis, as applicable, as of the dates then ending and the consolidated results of operations of the Residential Business for the periods then ended, (y) have been prepared in accordance with GAAP throughout the periods covered thereby except as disclosed on Schedule 4.4 and (z) are in accordance with the books and records of Sellers which have been maintained in a manner consistent with historical practice. The Unaudited Residential Group Financial Statements and Unaudited Interim Financial Statements were prepared in a manner consistent in all material respects with the audited consolidated balance sheets of the Company and the related audited consolidated statements of operations and cash flows of the Company.

        (c) Schedule 4.4 also contains (i) the unaudited consolidating balance sheets of the Residential Business as of December 31 of each of 2001 and 2002, and the related unaudited consolidating statement of operations of the Residential Business for the fiscal years then ended (all of the foregoing being hereinafter collectively referred to as the "Unaudited Consolidating Financial Statements") and (ii) the unaudited interim consolidating balance sheet of the Residential Business as of the last day of the calendar month immediately preceding the date hereof (to the extent not available, then as of the last day of the calendar month immediately preceding such month), and the related unaudited consolidating statement of operations of the of the Residential Business for the 2-month period ended as of the date of such delivered month-ending consolidated balance sheet (collectively, together with the Unaudited Consolidating Financial Statements, the "Consolidating Financial Statements"). The Consolidating Financial Statements (i) are in accordance with the books and records of Sellers which have been maintained in a manner consistent with historical practice and (ii) form the basis of the Financial Statements.

4.5     ASSETS NECESSARY TO CONDUCT BUSINESS.

        Except as set forth in Schedule 4.5: (i) the Purchased Assets constitute all of the assets, properties, Contracts and rights which are reasonably necessary to carry on the Residential Business by Buyer as currently conducted on the date of this Agreement, (ii) there are no assets, properties, Contracts or rights used in or reasonably necessary for the conduct of the Residential Business as presently conducted which are not owned, leased or licensed by the Selling Subsidiaries, and (iii) no part of the Residential Business is conducted by or through any Person other than the Selling Subsidiaries.

4.6     ACCURACY OF INFORMATION.

        The exhibits, schedules and other information supplied on or prior to the date hereof by or on behalf of any Seller to Buyer, its agents or representatives in connection with the transactions contemplated hereunder, this Agreement or the negotiations leading up to this Agreement, do not, taken as a whole, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such information, in light of the circumstances under which it was provided, not misleading. If any of such information at any time subsequent to delivery and prior to Closing becomes untrue or misleading in any material respect, Sellers will promptly notify Buyer in writing of such fact after discovery thereof and the reason for such change.

4.7     TAXES.

        (a) Each Seller has filed all Tax Returns required to be filed by or on behalf of any one of them, as the case may be, prior to the Closing Date. All such Tax Returns are correct and

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

complete in all material respects and each Seller has duly paid all Taxes, whether or not shown on any Tax Return, or have made provision for the payment of all Taxes (except in the case that a breach of the foregoing would not result in a Liability to Buyer); and, as of the Closing Date, there will be no Encumbrances (except, with respect to Periodic Taxes, Permitted Encumbrances) on any Purchased Assets that arose in connection with any failure to pay any Tax. Seller has not received notice of any, and there are no pending Tax assessments from a Governmental Entity which may give rise to an Encumbrance (except, with respect to Periodic Taxes, Permitted Encumbrances) on the Purchased Assets after the Closing.

        (b) Except as described on Schedule 4.7(b), each Selling Subsidiary has withheld proper and accurate amounts from its employees' compensation in full and complete compliance with all withholding and similar provisions of the Tax Code and any and all other applicable Laws, and has withheld and paid, or caused to be withheld and paid, or has made provision for the payment of, all Taxes on monies paid by any Seller to independent contractors, creditors and other Persons for which withholding or payment is required by applicable Law.

4.8     CONTRACTS.

        (a) Schedule 4.8(a) is a true, complete and correct list of all Contracts conforming to the descriptions set forth below in this Section 4.8(a) to which any Seller is a party which relates to the Residential Business, copies of each of which have been delivered or otherwise made available to Buyer: (i) Contracts requiring aggregate payments by or to any Seller in excess of $50,000 or not made in the ordinary course of business, (ii) any option or other Contract to purchase or otherwise acquire or sell or otherwise dispose of any interest in any Real Property, (iii) any Contract limiting or restricting in any material manner the operation of the Residential Business, (iv) any lease or similar Contract under which (a) any Seller is the lessee of, or holds or uses, Tangible Personal Property or Real Property owned by any third Person for an annual rent in excess of $50,000 or (b) any Seller is the lessor of, or makes available for use by any third Person, any Tangible Personal Property for an annual rent in excess of $50,000, (v) employment and severance Contracts, including Contracts to employ or terminate executive officers or other personnel and other Contracts with present or former officers, directors or shareholders or members of any Seller that will or could result in the payment by or the creation of any commitment or obligation (absolute or contingent) to pay on behalf of Buyer or any Seller any severance, termination, "golden parachute," or other similar payments to any present or former employees or directors of any Seller following termination of employment or otherwise as a result of the consummation of the transactions contemplated by this Agreement, (vi) any Contract (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products or other personal property, or for the furnishing or receipt of services, the performance of which shall extend over a period of more than one year, and involves consideration in excess of $50,000, and (vii) any power of attorney (irrevocable or otherwise) to any Person for any purpose relating to the Residential Business, Purchased Assets or Assumed Liabilities, other than powers of attorney given to regulatory authorities in connection with routine qualifications to do business. Sellers have delivered or otherwise made available to Buyer a copy of each Contract set forth on Schedule 4.8(a).

        (b) Except as set forth on Schedule 4.8(b): (i) the Material Contracts constitute lawful, valid and legally binding obligations of the Sellers and, to the knowledge of the Sellers,

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the other parties thereto in accordance with their terms (subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), (ii) each Material Contract is in full force and effect and constitutes the entire agreement by and between or among the parties thereto, (iii) each Material Contract shall continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated by this Agreement, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, (iv) after giving effect to the Assumption Order, no Material Contract prohibits or requires the consent of any Person to the assignment to and assumption by Buyer or its designee of such Material Contract,
(v) no party to any Material Contract has, to the knowledge of the Sellers, repudiated any provision thereof, and (vi) no Seller who is a party to any such contract is in breach or default, and to the knowledge of each Seller, no other party to any such contract is in breach or default, and to the knowledge of Sellers no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification or acceleration thereunder (other than any such breaches or defaults which shall be cured pursuant to Order of the Bankruptcy Court).

4.9     PERSONAL PROPERTY.

        (a) Schedule 4.9(a) contains a true, correct, and complete list of all items of Tangible Personal Property, (i) with a net book value of more than $100,000, or (ii) for which a filing or other action would be required to be made with a Governmental Entity in order to effectuate the transfer of title of such item to Buyer.

        (b) Except as described in Schedule 4.9(b), the Sellers have good and indefeasible title to the Tangible Personal Property, free and clear of any Encumbrances, other than Permitted Encumbrances. At the Closing, Sellers shall deliver the Purchased Assets to Buyer or its designee, free and clear of all Encumbrances other than Permitted Encumbrances.

4.10    REAL PROPERTY.

        (a) Schedule 4.10(a) contains a true, correct and complete list and brief description of all of the owned Real Property. Sellers own and hold good and indefeasible fee simple or leasehold title, as the case may be, to the Real Property, together with all buildings, improvements and fixtures thereon and all appurtenances and rights thereto, free and clear of any Encumbrances other than Permitted Encumbrances. At the Closing, Sellers will convey to Buyer or its designee(s) good and indefeasible fee simple or leasehold title, as the case may be, to the Real Property, respectively, free and clear of any Encumbrances other than Permitted Encumbrances. There are no pending or, to the knowledge of Sellers, threatened condemnation or similar proceedings or special assessments which are being passed through under any applicable lease relating to the Real Property, or any portion thereof.

        (b) Schedule 4.10(b) contains a true, correct and complete list of all Real Property leased by the Residential Business, and sets forth the names of the lessor and the lessee and the basic terms thereof. With respect to any Real Property leased or subleased by Sellers: (i) all such leases or subleases are legal, valid, binding, enforceable and in full force and effect and shall continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated by this Agreement, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, (ii) no Seller who is a party to any such lease or sublease is in breach or default, and to the knowledge of Sellers, no other party to any such lease or sublease is in breach or default, and to the knowledge of Sellers no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification or acceleration thereunder (other than any such breaches or defaults which shall be cured pursuant to Order of the Bankruptcy Court), (iii) to the knowledge of Sellers, there are no disputes, oral agreements, or forbearance programs in effect as to any such lease or sublease, and (iv) other than Permitted Encumbrances, no Seller has assigned, transferred, conveyed, or encumbered any interest in any lease or sublease.

4.11    INTELLECTUAL PROPERTY.

        (a) Schedule 4.11(a) sets forth a true, correct and complete list of all Owned Intellectual Property and includes any registrations made with respect to Owned Intellectual Property.

        (b) Schedule 4.11(b) sets forth a true, correct and complete list of all Licensed Intellectual Property.

        (c) Except as set forth in Schedule 4.11(c), each Seller: (i) owns, has the exclusive right to use, sell, license and dispose of, and has the exclusive right to bring actions for the infringement of all Owned Intellectual Property and has not licensed the Owned Intellectual Property to any other Person, and (ii) has a valid license to use its Licensed Intellectual Property, assuming that the respective licensor thereof has valid title thereto or a valid license for such Licensed Intellectual Property and has the right to license such Licensed Intellectual Property to such Seller (and such Seller has not received notice that any such licensor does not have valid title thereto or a valid license or that the licensor is not permitted to license such Licensed Intellectual Proptery).

        (d) No Selling Subsidiary or the Residential Business has interfered with, infringed upon or misappropriated any Intellectual Property Rights of any Person or committed any acts of unfair competition, and neither Sellers nor the Residential Business have received from any Person in the past two years any notice, charge, complaint, claim or assertion thereof, and no such claim has been threatened.

        (e) Neither Sellers nor the Residential Business have sent to any Person in the past two years, or otherwise communicated to any Person, any notice, charge, complaint, claim or other assertion of any present, impending or threatened infringement by or misappropriation of, or other conflict with, any Intellectual Property Rights of the Residential Business by such other

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Person or any acts of unfair competition by such other Person and, to the knowledge of Sellers, no such infringement, misappropriation, conflict or act of unfair competition is occurring or threatened.

4.12    INSURANCE.

        Schedule 4.12 contains (i) a correct and complete list of all policies of general liability, pollution/professional liability, auto, theft/fidelity and workmen's compensation insurance (collectively, with such policies described in (ii) below, the "Insurance Policies") maintained by any Seller since February 22, 2000 covering or relating to the Residential Business (specifying the insurer, amount of coverage, type of insurance, policy number, deductible or retention amount, policy premium, policy term and whether such policy provides coverage on a claims made or occurrence basis), (ii) a list of other Insurance Policies known to the Sellers to have been maintained by any Seller since August 1, 1998 covering or relating to the Residential Business (specifying, with respect thereto, information for the Insurance Policies as provided under (i) above) and (iii) a correct and complete list of all currently outstanding claims under those Insurance Policies specified pursuant to (i) and (ii) above that have been brought since August 1, 1998. Except as set forth on Schedule 4.12, with respect to each policy of insurance listed on such Schedule (a) each of the claims listed pursuant to (iii) of the previous sentence has been tendered to the applicable insurer under such policies, (b) the insurance coverage available under such Insurance Policies has not been exhausted, (c) all premiums with respect thereto that are currently due have been paid and are not subject to adjustment, and no Person is in default in any respect with respect to its obligations under such policy, and no basis exists that would give any insurer under any such policy the right to cancel or unilaterally reduce or limit the stated coverages contained in such policy; and (d) no Seller has received any notice that such policy has been or shall be canceled or terminated.

4.13    EXISTING PERMITS.

        Schedule 4.13 contains a true, correct, and complete list of the Permits (including applications therefor) other than the Building Permits held in the name of any Selling Subsidiary or used or held for use in the Residential Business, including, without limitation, all HVAC and plumbing licenses under which the Residential Business is currently conducted that is in the name of individuals whose licenses are used by the Residential Business, and such
Schedule identifies the name of the Person who holds such Permit. Sellers hold, and Schedule 4.13 together with the Building Permits, set forth, all Permits that are required by any Governmental Entity to permit each Seller to conduct the Residential Business now conducted by them and to operate any of their assets owned or used by them. Except as described in Schedule 4.13, all Permits set forth on Schedule 4.13 and all Building Permits: (i) are valid and subsisting and in full force and effect, (ii) other than those Permits held in the name of individuals whose licenses are used by the Residential Business, are transferable to Buyer without any further action by Sellers, and (iii) no suspension, cancellation or termination of any Permits is threatened or pending.

4.14    COMPLIANCE WITH LAW.

        Sellers have conducted the Residential Business in accordance with applicable Laws, and

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

the forms, procedures and practices of each Seller relating to the Residential Business is in compliance in all material respects with all such Laws and no Action, demand or notice has been filed or commenced against any Seller alleging failure to so comply. Sellers' use and operation of their respective assets relating to the Residential Business (including, without limitation, the Purchased Assets) are in compliance in all material respects with all applicable Laws.

4.15    LEGAL PROCEEDINGS.

        Except as described in Schedule 4.15, there is no Order or Action pending or, to the knowledge of any Seller, threatened, against or affecting any Seller or any of their respective properties or assets that individually or when aggregated with one or more other Orders or Actions would have a material adverse effect on: (i) the Residential Business, the Purchased Assets (or the use, operation or value thereof) or the Assumed Liabilities, taken as a whole, or any Seller's ability to perform this Agreement or any other Transaction Document to which it is a party, or (ii) on any material aspect of the transactions contemplated by this Agreement. Except as described in Schedule 4.15, there is no matter as to which any Seller has received any notice, claim or assertion, or, to the knowledge of any Seller, which otherwise has been threatened, (a) against or affecting any officer, employee or agent (in their capacity as such) of the Selling Subsidiaries (provided that, with respect to any notice, claim or assertion that has been threatened, such representation is made only in respect of material claims or assertions) or (b) against or affecting any director, officer, employee, agent or representative of any Seller or any other Person in connection with which any such Person has or may reasonably be expected to have any right to be indemnified by any Seller and which, in the case of this clause (b), would have a material adverse effect on:
(i) the Residential Business, the Purchased Assets (or the use, operation or value thereof), the Assumed Liabilities, or any Seller's ability to perform this Agreement or any other Transaction Document to which it is a party, or (ii) on any material aspect of the transactions contemplated by this Agreement.

4.16    EMPLOYEES.

        Schedule 4.16 sets forth a list of all employees of the Residential Business.

4.17    ERISA COMPLIANCE.

        (a) Schedule 4.17(a) contains a true and complete list of all Employee Plans.

        (b) Except as set forth on Schedule 4.17(b), (i) each Employee Plan covering employees employed in the Residential Business has been established, maintained, operated and administered in all material respects in accordance with its terms and in compliance with ERISA and the Tax Code; and (ii) each Employee Plan covering employees employed in the Residential Business which is subject to the requirements of COBRA and the Health Insurance Portability and Accountability Act ("HIPAA") has been maintained in all material respects in compliance with COBRA and HIPAA, including all notice requirements, and no tax payable on account of Section 4980B or any other section of the Tax Code has been incurred.

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4.18    ENVIRONMENTAL MATTERS.

        (a) Except as set forth on Schedule 4.18(a), there is no Action against any Sellers relating to Environmental, Health, and Safety Laws and no Seller has received any written or oral notice, report or other information (i) regarding any actual or alleged violation by any Seller in connection with the Residential Business of any Environmental, Health and Safety Laws, or any resulting Liabilities, including any investigatory, remedial or corrective obligations, relating to the Residential Business or any of its past owned or leased properties or operations, or (ii) that any Seller is potentially responsible in connection with the Residential Business under any Environmental, Health and Safety Laws for response costs, corrective action or natural resource damages, as those terms are defined under the Environmental, Health and Safety Laws, at any location.

        (b) Except as set forth on Schedule 4.18(b), there are no hazardous waste treatment, storage or disposal facilities, as those terms are defined under the Environmental, Health and Safety Laws, located at any of the Covered Properties. Except as set forth on Schedule 4.18, there is not now and there has never been any asbestos containing material in any form or condition, underground storage tanks, above-ground storage tanks, landfill, waste pile, surface impoundment, or article or equipment containing polychemical biphenyls on or at any of the Covered Properties.

        (c) Except as set forth in Schedule 4.18(c), no facts, events or conditions exist relating to the past or present operations of the Residential Business, the Purchased Assets, or the Covered Properties that have given, or could reasonably be expected to give, rise to any Liabilities pursuant to any Environmental, Health and Safety Laws, including, without limitation, any relating to on-site or off-site releases or threatened releases of Hazardous Substances or any personal injury, property damage or natural resources damage.

        (d) Each Seller has provided the Buyer with true, correct and complete copies of all reports and studies within the possession or control of such Seller with respect to past or present environmental conditions or events at any of the Covered Properties and there are no other environmental reports or studies with respect thereto.

4.19    NO BROKERS OR FINDERS.

        No agent, broker, finder, or investment or commercial banker, or other Person or firm engaged by or acting on behalf of any Seller or any of their respective Affiliates in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement, is or will be entitled to any brokerage or finder's or similar fee or other commission as a result of this Agreement or such transactions.

4.20    BONDING, LETTERS OF CREDIT AND DEPOSITS.

        Schedule 4.20 lists all (i) Bonds, letters of credit, deposits and other similar reserves maintained in connection with the Residential Business, including any such Bonds, letters of credit, deposits or similar reserves maintained with any utility or any Governmental Entities, under any Assumed Contract, and (ii) all restricted cash and cash equivalents or other similar collateral or reserves in connection with the Residential Business

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

4.21    CERTAIN INTERESTS.

        Except as set forth on Schedule 4.21, (i) no Affiliate of any Seller nor any officer or director of any thereof, nor any former owner of any Selling Subsidiary (or other portion of the Residential Business), nor any former or current Associate of any such individual, has any material interest in any of the Purchased Assets, the Assumed Liabilities or any property used in or pertaining to the Residential Business and (ii) as of the Closing Date, there shall exist no Contract or other intercompany arrangement or Liability between or among Selling Subsidiaries on the one hand and Company or one or more other Selling Subsidiaries on the other hand.

4.22    BANK ACCOUNTS.

        Schedule 4.22 sets forth (i) a complete list of all lockbox, deposit and other accounts maintained by any Seller for purposes of the Residential Business, indicating the name of the financial institution, the account number, the purpose of such account (specifically identifying any accounts into which customer payments are made or directed) and (ii) the cash balances in such accounts (net of deposits) as of March 31, 2003.

                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF BUYER

        Buyer represents and warrants (as of the date hereof and as of the Closing Date) and agrees as follows:

5.1     ORGANIZATION.

        Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

5.2     CORPORATE ACTION; AUTHORITY; NON-CONTRAVENTION.

        Buyer has the requisite power to enter into, execute, and perform all obligations under this Agreement and each other Transaction Document to which it is party. The execution, delivery and performance hereof, and the consummation of the transactions contemplated by this Agreement: (i) are within the power of Buyer, are not in contravention of the terms of any Organizational Documents of Buyer, each as amended to date, and have been duly authorized by all necessary corporate action of Buyer, (ii) except as otherwise expressly provided in this Agreement do not require any Approval by Buyer, (iii) do not conflict with or result in any breach or to which any Buyer is a party or by which it is bound, and (iv) do not violate any Laws to which any Buyer may be subject.

5.3     NO BROKERS OR FINDERS.

        No agent, broker, finder or investment or commercial banker, or other Person or firm engaged by or acting on behalf of Buyer or its Affiliates in connection with the negotiation, execution or performance of this Agreement

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

or the transactions contemplated by this Agreement, is or will be entitled to any brokerage or finder's or similar fees or other commissions as a result of this Agreement or such transactions.

5.4     LEGAL PROCEEDINGS.

        To the knowledge of Buyer, there is no Order or Action pending or threatened against or affecting Buyer that individually or when aggregated with one or more other Actions would have a material adverse effect on Buyer's ability to perform this Agreement or any other Transaction Document to which it is a party or any material aspect of the transactions contemplated by this Agreement.

5.5     FINANCING.

        Buyer has provided to the Company the commitment letter it has received from Wellspring Capital Partners III, LP regarding funds necessary to pay the Purchase Price.

5.6     INVESTIGATION.

        The Buyer acknowledges that in making the decision to enter into this Agreement and to consummate the transactions contemplated hereby, the Buyer has relied solely on the basis of its own independent investigation of the Residential Business and the Purchased Assets and upon the express written representations, warranties and covenants in this Agreement.

                                   ARTICLE VI

          COVENANTS WITH RESPECT TO CONDUCT OF SELLERS PRIOR TO CLOSING

        During the period from the date hereof through the Closing Date, each Seller covenants and agrees as follows:

6.1     ACCESS.

        Each Seller will authorize and permit Buyer and its representatives (which term shall be deemed to include its independent advisors and representatives of prospective financing institutions) to have access during normal business hours, upon reasonable notice, to all of their respective properties, books and records, including Tax records, and all other information with respect to the Residential Business as Buyer may from time to time request, and to make copies of such information and documents, and to discuss their respective businesses with such third Persons, including, without limitation, Sellers' respective directors, officers, employees, accountants, counsel, suppliers, customers, and creditors, as Buyer considers necessary or appropriate for the purposes of familiarizing itself with and evaluating the Residential Business, the Purchased Assets or the Assumed Liabilities or obtaining any necessary Approvals of or Permits for the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, Buyer shall be entitled to conduct or cause to be conducted on the Real Property such surveys, tests and inspections, including, environmental inspections and tests, as Buyer shall deem necessary or useful in connection with its acquisition of such Real Property (provided, however, that with respect to any leased Real Property, such right shall be exercised within the terms of inspection rights permitted under the respective lease).

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

6.2     FINANCIAL REPORTS.

        Company shall deliver to Buyer: (i) as promptly as possible, an unaudited consolidated balance sheet for the Residential Business as of March 31, 2003 and the related statements of operations and cash flows for the three-month period then ended, (ii) within 30 days after the end of each month, an unaudited consolidated balance sheet for the Residential Business as of the last day of the preceding month, and the related statements of operations and cash flows for the Residential Business for the month then ended; (iii) as soon as available, and in any event within ten (10) days after it is prepared, any material operating reports and financial reports (including any projections and budgets) relating to the Residential Business prepared for senior management; and (iv) promptly following request, such other financial or operation reports as Buyer may reasonably request. Each of the monthly financial statements delivered pursuant to this Section 6.2 shall (x) fairly present in all material respects the financial position of the Residential Business on a consolidated basis as of the dates then ending and the consolidated results of operations of the Residential Business for the periods then ended, (y) be prepared in accordance with GAAP throughout the periods covered thereby (except as disclosed on Schedule 4.4) and (z) be in accordance with the books and records of Sellers which have been maintained in a manner consistent with historical practice.

6.3     CONDUCT OF RESIDENTIAL BUSINESS.

        (a) Except as expressly contemplated by this Agreement, Sellers shall conduct the Residential Business in the ordinary course and consistent with past practice, and shall use all commercially reasonable efforts to preserve intact the business organization and all material rights and relationships relating to the Residential Business.

        (b) Except as expressly contemplated by this Agreement, Company shall not (to the extent it relates to or would impact the Residential Business), and shall not permit any Selling Subsidiary, without the prior written consent of Buyer to do any of the following:

                (i) amend, terminate, renew/fail to renew, renegotiate or default under (or take or omit to take any action that, with or without the giving of notice or passage of time or both, would constitute a default under) any Material Contract;

                (ii) terminate, amend or fail to renew or preserve any existing insurance coverage, including, without limitation, fail to pay any premium therefor (and Sellers shall provide to Buyer evidence of payment of such premiums, and any payments made under premium financing arrangements, promptly after each such payment);

                (iii) terminate or fail to renew or preserve any Permits, other than in the ordinary course of business consistent with past practices;

                (iv) except as may be required with respect to obtaining Bonds as required under Section 6.3(d), incur or agree to incur any obligation or Liability (absolute or contingent) that individually calls for payment by any Seller of more than $50,000 in any specific case or $100,000 in the aggregate (other than ordinary course trade payables), or incur any Indebtedness, guaranty or other extension of credit, or enter into any commitment to make the same, to or for the benefit of any Affiliate, director, officer, employee, stockholder or any of their respective Associates or Affiliates; provided, however, that the foregoing shall not prohibit or restrict the incurrence of any obligation or Liability with respect to any insurance or indemnity claims made by third parties (including payment of deductible or risk retention amounts) relating to the Residential Business;

                (v) grant any general increase in the rates of pay or benefits to officers, directors or employees (or a class thereof) or any material increase in salary or benefits of any officer, director, employee or agent or pay any bonus or other extraordinary payment to any Person, or enter into any new employment, collective bargaining or severance agreement, in each case, other than any changes disclosed to Buyer prior to the date hereof;

                (vi) sell, transfer, mortgage or otherwise Encumber or dispose of any assets including the Purchased Assets except for Permitted Encumbrances and for dispositions of property not material in amount in the ordinary course of business, including, sales of inventory in the ordinary course;

                (vii) dispose of any Intangible Property, permit to lapse any rights to the use of any Intangible Property or disclose any proprietary or trade secrets other than as required by law;

                (viii) make any commitments with respect to capital expenditures aggregating more than $100,000;

                (ix)    enter into any Contract or assume or reject, pursuant to
        Section 365 of the Bankruptcy Code, any Contract; provided, that Sellers may enter into a Contract if (i) such Contract does not constitute a Material Contract and is entered into in the ordinary course of business; or (ii) such Contract is approved by Buyer in writing; or

                (x) agree to or make any commitment to take any actions prohibited by this Section 6.3.

        (c) Notwithstanding the foregoing, in addition to the amounts provided under Section 6.3(d) below (and not in duplication thereof), Buyer and Sellers agree that the Selling Subsidiaries shall pay and distribute to the Company between (and including the dates thereof) May 1, 2003 and the Closing Date (the "Cash Sweep") an aggregate amount determined as follows: (i) if the Closing occurs on or prior to June 8, 2003, $1,207,000; or (ii) if the Closing occurs after June 8, 2003, an amount equal to $1,207,000 plus an amount equal to $71,428.57 times the number of days occurring between June 8, 2003 to the Closing Date (calculated from, and including, June 8, 2003 to, but not including, the Closing Date).

        (d)     (i)     Except (A) for the Cash Sweep set forth in Section
6.3(c) above and (B) for the amounts as provided under (ii) below, the Residential Business shall not distribute any assets (including, without limitation, any cash or restricted reserves) to the Company or any of its Subsidiaries other than Selling Subsidiaries (and neither the Company nor any of its Subsidiaries other than Selling Subsidiaries shall take transfer of any thereof), and the Company shall not transfer any Liabilities to the Residential Business or require the Selling Subsidiaries to pay any amounts typically paid by the Company on their behalf.

                (ii) At the time of Closing, the Selling Subsidiaries shall have reimbursed the Company in full for the costs and expenses incurred in respect of the Residential Business by paying to the Company an aggregate monthly amount, for the period commencing May 1, 2003 through the Closing Date, of $2,097,000 (relating to the payment of Group Health premium and claims, 401(k) employee and employer match and property and casualty insurance allocation); provided, however, that such amount shall be pro rated for the month in which the Closing Date occurs by multiplying $2,097,000 by a fraction, the numerator of which is the number of days elapsed in such month through the Closing Date and the denominator of which is the number of days in such month. Such payment shall be final whether or not the actual amount of costs or expenses are greater or less than the amount paid under this Section 6.3(d) and the Company agrees to pay all such costs and expenses.

        (e) The Company shall instruct the management of the Residential Business to manage working capital and cash flow of the Residential Business in the ordinary course and the Selling Subsidiaries shall not, and shall not permit any of their respective personnel or agents, to materially change practices regarding working capital accounts. Working capital and cash flow of the Residential Business shall continue to be controlled by the Selling Subsidiaries consistent with past practice during the period immediately preceding the date of this Agreement and through Closing. Sellers shall use commercially reasonable efforts to continue to obtain Bonds for the operation of the Residential Business (and provide supporting collateral therefor; provided, however, that the obligation to provide collateral in respect hereof shall be limited to the collateral maintained by the Sellers in respect of Bonds on the date hereof (including all Bonds of the Company and its Subsidiaries on the date hereof in addition to the Bonds listed on Schedule 4.20) and shall not require the Sellers to provide any additional collateral or, except to the extent that such existing collateral is otherwise available therefor, to substitute any collateral with respect thereto, but Sellers shall use commercially reasonable efforts prior to the Closing to permit such existing collateral to be substituted for new Bonds as any existing Bonds are released).

        (f) Sellers and Buyer shall cause to be prepared and delivered (including, without limitation, by instructing management of the Residential Business to the extent of their authority to do so) to Buyer and the Company (i) on the day following Closing and (ii) on a weekly basis after the Closing, an accounting for the cash balances in the accounts listed on Schedule 4.22. Any amounts on deposit and receipts in such accounts shall be received and held in trust by Sellers for the benefit of Buyer, but may be applied by Sellers to cover outstanding checks of the Residential Business written against such accounts on or prior to Closing. On the day following the Closing and on a weekly basis thereafter, as applicable, (i) Sellers shall turn over to Buyer all cash or other deposits in such accounts in excess of checks outstanding or (ii) in the event checks are outstanding against such accounts in excess of deposits held therein, Buyer will transfer cash to such accounts to cover such outstanding checks. Sellers shall not write any checks against such accounts on or after Closing or make any withdrawals or otherwise apply any funds in such accounts on or after Closing, except as provided above to cover outstanding checks written against such accounts prior to Closing. Sellers and Buyer agree they shall cooperate and cause

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

their respective Affiliates and Associates to cooperate with each other from and after the Closing to give effect to the provisions of this Section 6.3(f).

6.4     NOTIFICATION OF CERTAIN MATTERS.

        Sellers shall give prompt written notice to Buyer of, (i) the occurrence, or failure to occur, of any event that would be likely to cause any representation or warranty of such Seller contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Closing Date, (ii) any failure of any Seller, as the case may be, to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, (iii) the occurrence of any fact or condition after the date of this Agreement that would be reasonably likely to cause or constitute a breach of any representation or warranty had such representation or warranty been made at the time of the occurrence, or such Seller's discovery of, such fact or condition, (iv) any fact or condition of which Seller obtains knowledge which has had or could reasonably be expected to have or result in a Material Adverse Effect, and (v) the occurrence of any event that may make the satisfaction of the conditions set out in Article VIII impossible or unlikely. No such notification shall affect the representations or warranties of the Sellers or the conditions to their respective obligations hereunder.

6.5     PERMITS, ORDERS AND APPROVALS.

        (a) As promptly as practical after the date of this Agreement, each Seller shall make all filings required by applicable law to be made by it in order to consummate the transactions contemplated by this Agreement, including, without limitation, seeking entry of an Order by the Bankruptcy Court to approve this Agreement. All documents required to be filed by any Seller with any Governmental Entity in connection with this Agreement or the transactions contemplated by this Agreement will comply in all material respects with the provisions of applicable Law.

        (b) Each Seller and Buyer agree to cooperate and use their best efforts to obtain all (and will immediately prepare all registrations, filings and applications, requests and notices preliminary to obtaining all) Approvals, Orders and Permits that may be necessary or which may be reasonably requested by Buyer to consummate the transactions contemplated by this Agreement, including, without limitation, (i) notifying state and local agencies that have issued Permits to any Seller or one or more of its employees of the consummation of the transactions contemplated hereby, and (ii) obtaining entry of an Assumption Order by the Bankruptcy Court. Buyer shall pay the costs of obtaining all Approvals and Permits (excluding, however, any Cure Payments relating to such Approvals and Permits) and any related registrations or filing fees.

6.6     CHAPTER 11 CASES.

        Sellers shall and shall cause their respective counsel to appear in, be heard on, and defend against any Action filed in the Bankruptcy Court and hearing thereon that: (i) opposes the entry of, or seeks to materially amend or modify, the Disclosure Statement Order or the Confirmation Order (or, if applicable, any Alternate Order) or any other Order which relates to this Agreement or the transactions contemplated hereby and is reasonably deemed material by Buyer or (ii) seeks

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

to terminate, annul, modify or condition the automatic stay imposed on any Purchased Asset pursuant to Section 362 of the Bankruptcy Code.

6.7     INCONSISTENT AGREEMENTS.

        (a) Sellers shall not, without the consent of Buyer, nor shall any Seller authorize any of its respective employees, officers, directors, representatives or agents to, actively solicit or initiate discussions or negotiations with any third party with respect to an investment (which investment shall not include postpetition debtor in possession financing provided by the senior bank lenders of the Company or debtor in possession lenders) in any Selling Subsidiary or the Residential Business (including by way of the purchase of any capital stock or other securities from the Company or any stockholder thereof) or acquisition of all or any part of the Residential Business (including by way of merger, purchase of capital stock, purchase of assets or plan of reorganization or alternate plan of reorganization) (each, a "Prohibited Transaction").

        (b) Notwithstanding the foregoing, nothing contained herein shall prohibit (i) any Seller and any of its respective employees, officers, directors, representatives, or agents from providing information to any Person in response to unsolicited inquiries regarding a potential sale of, or investment in, the Residential Business or (ii) the Company's senior bank lenders and debtor in possession lenders and the Official Committee of Unsecured Creditors appointed as part of the Chapter 11 Cases from (A) soliciting or initiating any negotiations or discussions with any third party with respect to a sale of, or investment in, the Residential Business or (B) from taking any other action they deem necessary or appropriate.

6.8     CORPORATE NAMES.

        On or immediately following the Closing Date, each Selling Subsidiary shall take all action necessary and file all documents or instruments necessary with any Governmental Entity or other Person to change their respective current names to names that are distinctly different in spelling and sound from their respective current name. Such new name shall be subject to Buyer's prior approval (which shall not be unreasonably withheld) and shall not conflict with or interfere with Buyer's ability to use the Selling Subsidiaries' current names after the Closing or otherwise be misleading to any Person. From and after the Closing, each Seller agrees that it will not exploit the names set out in
Schedule 6.8 for monetary gain or otherwise.

6.9     CERTAIN ASSET TRANSFERS.

        On or prior to Closing, the Company shall cause Encompass Services Indiana, L.L.C., Wayzata, Inc. and such other non-residential subsidiaries (as described in Schedule 4.5) to convey all of their assets that relate to the Residential Business, as such assets are described in Schedule 4.5, to the applicable Selling Subsidiary for transfer to Buyer.

6.10    WAIVER AND RELEASE.

        (a) Sellers agree that effective as of the Closing Date, the Sellers and its Affiliate that are subject to the Chapter 11 Cases and their successors (the "Debtors") waive and release and shall be permanently enjoined from any prosecution or attempted prosecution of any and all claims, obligations, rights, causes of action or liabilities, whether known or unknown, foreseen or

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

unforeseen, existing or hereafter arising, which the Debtors have or may have against any present officer or employee of the Debtors and their respective attorneys, agents, and property; provided, however, that the foregoing will not operate as a waiver of, or release from, (i) any cause of action arising out of an express contractual obligation owing by any such officer or employee to the Debtors, or (ii) any cause of action arising out of the willful misconduct or gross negligence of such officer, or employee in connection with, related to, or arising out of the administration of the Chapter 11 Cases, the pursuit of confirmation of the Plan, the consummation of the Plan, the administration of the Plan, or the property to be distributed under the Plan.

        (b) Sellers further agree that any Alternate Order shall waive and release all Debtors and Wellspring and each of their respective present or former members, officers, directors, agents, financial advisors, attorneys, employees, partners, and representatives and their respective property on the same terms and conditions as set forth in Section 13.7 of the Plan.

6.11    COURT APPROVAL OF AGREEMENT.

        Promptly following execution hereof, the Company shall file a motion with the Bankruptcy Court seeking approval of this Agreement and shall use its best efforts to obtain such approval.

6.12    DELIVERY OF SCHEDULES; CHANGED SCHEDULES.

        (a) On or before May 16, 2003, the Sellers shall deliver to the Buyer all Schedules hereto (other than Schedule 8.2(d)), and such Schedules shall be in a form and substance reasonably satisfactory to Buyer (without limiting the Buyer's rights under Section 8.2(h)).

        (b) From and after the date of delivery by the Sellers of the Schedules pursuant to Section 6.12(a), the Company covenants and agrees to deliver promptly to Buyer (but no later than four business days prior to the Closing Date) Schedules showing any changed facts or circumstances from the matters disclosed in the Schedules previously delivered to Buyer hereunder; provided, however, that such changes may only modify the Schedules as they relate to representations and warranties of the Sellers contained herein.

                                   ARTICLE VII

                         ADDITIONAL CONTINUING COVENANTS

7.1     TAX MATTERS; TAX RETURNS.

        (a) From and after the Closing Date, to the extent reasonably requested by any party hereto, each party hereto shall, and shall cause their respective Affiliates to: (i) cooperate fully in the preparation of any Tax Return, (ii) provide, or cause to be provided, any records, including Tax records, and other information requested by such parties in connection therewith, as well as access to, and the cooperation of, the auditors of such party, at the sole cost and expense of the party making such request, and (iii) cooperate fully in connection with any Tax investigation, audit or other proceeding. Any information obtained pursuant to this Section 7.1 or pursuant to any other Section hereof providing for the sharing of information or the review of the Tax Return or other Schedule relating to Taxes shall be subject to
Section 10.9.

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

        (b) Real and personal property taxes, ad valorem taxes and other taxes that are imposed on a periodic basis (as opposed to a net income basis) (collectively, "Periodic Taxes") imposed in respect of the Purchased Assets which are first due after the Closing Date shall be paid by Buyer.

        (c) Buyer shall prepare and provide Company with a schedule (the "Allocation Schedule"), which determines the Purchase Price and allocates the Purchase Price to the Purchased Assets in accordance with the fair market value of the Purchased Assets and the Assumed Liabilities in accordance with Section 1060 of the Tax Code, not later than 30 days prior to the extended due date of the Tax Returns to which IRS Form 8594 must be attached. Buyer and Sellers agree to use the allocation set forth in the Allocation Schedule in filing all required forms under Section 1060 of the Code, and all other Tax Returns, and Buyer and Sellers further agree that they shall not take any position inconsistent with such allocation upon any examination of any such Tax Return, in any refund claim or in any Tax litigation. The Purchase Price shall be deemed to be paid ratably to each of the Selling Subsidiaries in consideration for the Purchased Assets held by each Selling Subsidiary consistent with the Allocation Schedule.

7.2     EMPLOYMENT MATTERS.

        (a) The Buyer shall offer employment, effective as of the Closing Date, to those employees of the Sellers engaged or employed in the operation of the Purchased Assets or the Residential Business as set forth on Schedule 4.16 (except for any such Person set forth therein that (i) is not employed by a Seller as of the Closing Date because such Person has voluntarily terminated his or her employment with any of the Sellers or (ii) has been terminated by a Seller prior to the Closing Date) at a comparable job and at a rate of base pay commensurate with each such Transferred Employee's pay immediately prior to the Closing Date; provided, however, that Buyer may notify the Company, at least three business days prior to the Closing Date, of up to four of such employees to whom the Buyer does not wish to make such an offer of employment, and the Buyer shall not be obligated to make an offer to those employees specified in such notice. Those employees of Sellers who accept such offers of employment are referred to herein as "Transferred Employees". Upon request of the Buyer, Sellers shall provide the Buyer reasonable access to data (including computer data) regarding the ages, dates of hire, compensation and job description of the Transferred Employees.

        (b) The Buyer shall assume and be solely responsible for any severance costs in accordance with the Sellers' policies regarding severance payments (which Sellers have previously disclosed to Buyer) associated with the termination of the employment of any of the employees set forth on Schedule 4.16 (except for any such Person set forth therein (i) who have voluntarily terminated his or her employment with any of the Sellers, (ii) who do not receive offers of employment from Buyer in accordance with the proviso in
Section 7.2(a) or (iii) who are otherwise entitled to severance benefits pursuant to the Sellers' policies because they do not accept such offers of employment from Buyer and, therefore, are not Transferred Employees. The Buyer shall discharge all Liabilities and claims based on occurrences or conditions first occurring or commencing on or after the Closing Date with respect to Transferred Employees arising out of their employment with the Buyer after the Closing Date, including, but not limited to, any claims arising out of any Employee Plan maintained by the Buyer.

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

        (c) At Closing, the Buyer shall make available or establish a group major medical plan for the Transferred Employees and their dependents. The Buyer shall credit the Transferred Employees with all service recognized by any Seller under employee plans as service with the Buyer for purposes of eligibility to participate and vesting under all employee benefit plans, programs and policies of the Buyer, whether now existing or hereafter adopted (the "Buyer Plans"). The Buyer shall waive any coverage waiting period, pre-existing condition and actively-at-work requirements under the Buyer Plans to the extent such conditions or requirements have been satisfied under corresponding plans of Sellers and shall provide that any eligible expenses incurred before the Closing Date by a Transferred Employee (and his or her dependents) during the calendar year of the Closing and disclosed to Buyer by such Transferred Employee shall be taken into account for purposes of satisfying the applicable deductible, coinsurance and maximum out-of-pocket provisions, and applicable annual and/or lifetime maximum benefit limitations of the Buyer Plans.

        (d) On and after the Closing Date, the Buyer shall have sole responsibility for satisfying the continuation coverage requirements for group health plans under COBRA for any and all of those employees of the Selling Subsidiaries (including, without limitation, those employees set forth on Schedule 4.16) that are (or shall be) "M&A qualified beneficiaries" (as defined in Q&A-4(a) of Treasury Regulation Section 54.4980B-9 with respect to asset sales) in connection with the transaction contemplated by this Agreement. For the avoidance of doubt, "M&A qualified beneficiaries" shall not include any Persons employed by the Company or its Subsidiaries other than Selling Subsidiaries.

        (e) The Transferred Employees shall be fully vested in their account balances under the Company's 401(k) Plan, regardless of their years of vesting service credit as of their termination of employment with all affiliated employers under the Company's 401(k) Plan. Sellers shall give Buyer notice and opportunity to comment on any notice to be provided to Transferred Employees concerning their receipt of distributions under the Company's 401(k) Plan.

        (f) Notwithstanding the foregoing, nothing in this Section 7.2 shall be deemed or construed to give rise to any rights, claims, benefits, or causes of action to any Transferred Employee or third party whatsoever (including any Governmental Entity).

        (g) Sellers shall have no responsibility or obligation to pay any bonuses (whether earned, accrued or otherwise pursuant to any bonus plans maintained by the Sellers) with respect to the Residential Business or any of the Transferred Employees (or, if applicable, any other employee set forth on Schedule 4.16).

7.3     TRANSFER TAXES.

        In accordance with Section 1146(c) of the Bankruptcy Code, the making or delivery of any instrument of transfer, including the filing of any deed or other document of transfer to evidence, effectuate or perfect the rights, transfers and interests contemplated by this Agreement, shall be in connection with the Plan (or, if applicable, an Alternate Order) and as such shall be free and clear of any and all transfer Tax, stamp Tax or similar Taxes; provided, however, that if any Taxes are due in connection with the transactions contemplated herein, Buyer, on the one hand, and Sellers, on the other hand, shall each pay one-half of the amount of any such Taxes and they shall pay such amount in a timely manner. The instruments transferring the Purchased Assets to Buyer shall contain the following endorsement:

                "Because this instrument has been authorized pursuant to an Order of the United States Bankruptcy Court for the Southern District of Texas (Houston Division), in connection with a plan of reorganization of the Grantor, it is exempt from transfer taxes, stamp taxes or similar taxes pursuant to 11 U.S.C.
                Section 1146(c)".

7.4     ENCOMPASS NAME.

        Buyer shall and shall cause any of its designees acquiring the Purchased Assets to cease using the Encompass name in connection with the Residential Business following the Closing Date and remove such name from all signage and any other Purchased Asset containing such name within six months after the Closing Date; provided, however, that Buyer shall not be required pursuant to this Agreement to remove the Encompass name from any items not within its control.

7.5     FURTHER ACTION.

        Sellers and Buyer agree that, from time to time after the Closing, upon the reasonable request of the other, they will cooperate and will, to the extent applicable, cause their respective Affiliates and Associates to cooperate with each other to effect the transactions contemplated by this Agreement.

7.6     NON-COMPETITION; NON-SOLICITATION.

        (a) From and at all times after Closing, no Seller shall directly or indirectly invest in, own, operate, finance, control, advise, render services to or guarantee the obligations of any Person engaged in or planning to become engaged in any business similar to the Residential Business or any part thereof.

        (b) From and at all times after Closing, no Seller shall, directly or indirectly:

                (i) solicit the business of any Person who is a customer of Buyer, or cause, induce or attempt to cause or induce any customer, supplier, employee or other business relation of Buyer to cease doing business with Buyer, to deal with any competitor of Buyer or in any way interfere with its relationship with Buyer;

                (ii) cause, induce or attempt to cause or induce any customer, supplier, employee or other business relation of Seller within the year preceding the Closing Date to cease doing business with Buyer, to deal with any competitor of Buyer or in any way interfere with its relationship with Buyer; or

                (iii) hire, retain or attempt to hire or retain any employee or independent contractor of Buyer or in any way interfere with the relationship between Buyer and any of its employees or independent contractors.

        (c) This Section 7.6 is reasonable and necessary to protect and preserve Buyer's legitimate business interests and the value of the Purchased Assets and to prevent any unfair advantage conferred on Sellers.

7.7     POST-CLOSING ACCESS.

        For a period of five years following the Closing, each party hereto shall afford any other party hereto upon the request of such party ("Requesting Party") reasonable access to the books, records, manuals and other materials of the Sellers and the Residential Business as well as the properties related to the Sellers and the Residential Business in each case, to the extent relating to any period prior to the Closing to (i) complete any financial statements or audits thereof or tax returns, (ii) defend any tax disputes or claims or respond to any requests in connection with any tax audits, (iii) comply with any legal request or order, (iv) defend any disputes, claims, prosecution or litigation including any enforcement of rights against third parties in the Bankruptcy Court, or (v) for any other reasonable purpose. The Requesting Party shall pay, upon request, all reasonable costs and expenses of such other party or parties from whom access is requested. Any information provided pursuant to this Section
7.7 shall be subject to the terms of Section 10.9.

7.8     INSURANCE.

        Without limiting the generality of Section 7.5, Sellers agree to cooperate with Buyer and its Affiliates to ensure that the Residential Business in the hands of Buyer continues to benefit from the insurance arrangements benefiting the Residential Business for periods prior to Closing. If Buyer incurs any loss or Liability, or is subject to any claim, which may be covered by such policies, at the request of Buyer, Sellers shall (x) comply with their respective obligations under such policies required in connection with such claims, (y) use commercially reasonable efforts to pursue such coverage or claims (with Buyer bearing any processing expenses in connection therewith) and
(z) if and to the extent paid to the Sellers, remit to the Buyer any proceeds received pursuant to such insurance to the extent attributable to such loss or Liability of, or claim against, Buyer.

7.9     PERFORMANCE BOND COLLATERAL; LICENSE BONDS.

        (a) Sellers agree to maintain the collateral, supporting the Bonds listed on Schedule 7.9 and any additional Bonds obtained by the Sellers for the Residential Business prior to the Closing Date, in place with the applicable sureties until such Bonds have been released, and the Sellers shall not seek to withdraw such collateral. Following the Closing, the Sellers shall not be obligated to provide any substitute or additional collateral with respect to such Bonds, and such collateral shall not be used or relied upon (by the Buyer, for its or any sureties' benefit) for any other bonds that the Buyer may obtain. Notwithstanding the foregoing, following the Closing, if a surety shall permit the refund or return of all or any portion of such collateral supporting the Bonds as aforesaid and, in connection therewith, such surety shall not require Buyer to provide any substitute or additional collateral in replacement therefor, then Sellers may receive such refund or return without violation of this Section 7.9 and without any further obligation hereunder with respect to such refunded or returned collateral. Following the Closing, once such Bonds are released, the Sellers shall be entitled to obtain return or repayment of collateral supporting such Bonds without any restriction hereunder. If any claims against Sellers are made in respect of such Bonds by the surety, or any surety collects or applies against any of the collateral, as a result of any events or circumstances arising in connection with the performance (or failure to perform) of the underlying obligations that such Bonds secure after the Closing Date, Buyer shall promptly pay Sellers the amount of any such claim or the collateral collected or applied against and shall indemnify Sellers for any other losses incurred in connection therewith.

        (b) Commencing the month of the Closing, and for as long as any work for which the Company has posted a Bond remains to be completed under the Assumed Contracts, Buyer shall provide the Company a monthly report in terms reasonably acceptable to the Company summarizing Buyer's current contract status and cost to complete with respect to any such bonded work under an Assumed Contract for which the Company is an indemnitor.

        (c) For a period ending on the thirtieth day following the Closing Date, the Sellers shall maintain, for the benefit of the Buyer, all of their Bonds, and the collateral, deposits or other similar reserves associated therewith, relating to licensing and permits for the Residential Business existing as of the Closing Date. Upon the expiration of such thirty-day period, the Sellers shall be entitled to terminate such licensing and permit Bonds and may receive any refunded or other returned payment relating to collateral, deposits or other similar reserves, in the name of any entity other than a Selling Subsidiary, in respect thereof, without being obligated to post any substitute or additional collateral, deposits or other similar reserves pursuant to Section 7.9(a).

                                  ARTICLE VIII

                             CONDITIONS OF PURCHASE

8.1     GENERAL CONDITIONS.

        The obligations of the parties to effect the Closing shall be subject to the following conditions unless waived in writing by Buyer and Company:

        (a) No Orders; Legal Proceedings. No Law or Order shall have been enacted, entered, issued, promulgated or enforced by any Governmental Entity, nor shall any Action have been instituted and remain pending, and remain so by any Governmental Entity that prohibits or restricts or would (if successful) prohibit or restrict the transactions contemplated by this Agreement or that prohibits or would (if successful) prohibit the operation of the Residential Business following the Closing Date. No Governmental Entity shall have notified any party to this Agreement that consummation of the transactions contemplated by this Agreement would constitute a violation of any Laws of any jurisdiction and/or that it intends to commence proceedings to restrain or prohibit such transactions or force divestiture or rescission, unless such

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

Governmental Entity shall have withdrawn such notice and abandoned any such proceedings prior to the Closing Date.

        (b) Approvals. To the extent required by applicable Law, all Permits and Approvals required to be obtained from any Governmental Entity required for the consummation of the transactions contemplated hereby shall have been received or obtained on or prior to the Closing Date (including, without limitation, the Confirmation Order or, if the Agent shall have waived such requirement of obtaining the Confirmation Order, an Alternate Order) and all notifications have been made to applicable Governmental Entities in connection with the assignment or transfer of any Permit; provided, that, this condition shall not apply to Permits required for operation of the Residential Business following the Closing.

8.2     CONDITIONS TO OBLIGATIONS OF BUYER.

        The obligations of Buyer to effect the Closing shall be subject to the following conditions except to the extent waived in writing by Buyer:

        (a)     Representations and Warranties and Covenants of Seller.

                (i) All of the representations and warranties of each Seller herein contained shall be true, correct and complete in all material respects as of the date hereof and at the Closing Date with the same effect as though made at such time, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date.

                (ii) Each Seller shall have performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and each Seller shall have delivered to Buyer certificates of such Seller in form and substance reasonably satisfactory to Buyer, dated the Closing Date and signed by the chief executive officer and chief financial officer of Company and such officers of Sellers as Buyer may reasonably request, certifying the accuracy of clauses (i) and (ii) of this Section 8.2(a).

        (b) No Material Adverse Effect. There shall not have been any Material Adverse Effect after the date hereof.

        (c) Consents. Buyer shall have all Approvals and Permits from a Governmental Entity required to be made or obtained for the continued operation of the Residential Business by Buyer and its Subsidiaries following the Closing as currently conducted, including, without limitation, the Approvals and Permits listed on Schedule 4.13, each in form and substance reasonably satisfactory to Buyer, except where the failure to have any such Approval or Permit from a Governmental Entity would not materially restrict the ability of Buyer to conduct the Residential Business in compliance with applicable Laws. For purposes of the foregoing sentence, "materially" shall mean in a manner that would reasonably be expected to result in the diminution of revenues of the Residential Business by an amount in excess of $1,000,000 for the six-month period immediately following the Closing Date.

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

        (d) Employment Matters. Each employment agreement and non-competition with the individuals listed on Schedule 8.2(d) shall be in full force and effect on the Closing Date and shall be in form and substance satisfactory to Buyer.

        (e) Order Approving Transaction. An Order of the Bankruptcy Court authorizing and approving this Agreement and the transactions contemplated hereby shall have been entered no later than May 30, 2003 and the Closing shall occur no later than June 29, 2003; provided, however, that to the extent such Order is the Confirmation Order, it shall have become effective no later than June 29, 2003.

        (f) Other Bankruptcy Events. Each Order (including, but not limited to, the Confirmation Order (if applicable), any Alternate Order, the Assumption Order and the Disclosure Statement Order) entered at any time or from time to time in the Chapter 11 Cases and relating to any Purchased Assets shall be in form, substance and scope reasonably satisfactory to Buyer and shall not have been stayed, vacated, reversed, modified or amended without the consent thereto of Buyer. Without limiting the generality of the foregoing, no Order shall have been entered by the Bankruptcy Court that: (i) authorizes the appointment of an interim or permanent trustee or examiner in the Chapter 11 Cases or (ii) terminates, annuls, modifies or conditions the automatic stay imposed on any material asset reasonably necessary to the operation of the Residential Business pursuant to Section 362 of the Bankruptcy Code.

        (g) Due Diligence. Buyer shall have completed its due diligence investigation and the results of which shall be satisfactory to the Buyer in its sole discretion.

        (h) Sellers' Schedules. The Sellers' Schedules (including any updates thereto) shall be in form and substance acceptable to Buyer in its sole discretion.

8.3     CONDITIONS TO OBLIGATIONS OF SELLER.

        The obligations of Sellers to effect the Closing shall be subject to the following conditions, except to the extent waived in writing by Company:

        (a) All of the representations and warranties of Buyer herein contained shall be true, correct and complete in all material respects as of the date hereof and at the Closing Date with the same effect as though made at such time, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date; and

        (b) Buyer shall have performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and Buyer shall have delivered to Company certificates of Buyer in form and substance reasonably satisfactory to Company, dated the Closing Date and signed by its chief executive officer and chief financial officer, certifying the accuracy of clauses (a) and (b) of this
Section 8.3.

                                   ARTICLE IX

         TERMINATION OF OBLIGATIONS; BREAK-UP FEE; EFFECT OF TERMINATION

9.1     TERMINATION OF AGREEMENT.

        Anything herein to the contrary notwithstanding, this Agreement and the transactions contemplated by this Agreement shall terminate if the Closing does not occur on or before the close of business on June 30, 2003, unless extended by mutual consent in writing of Buyer and Company and otherwise may be terminated at any time before the Closing as follows and in no other manner:

        (a)     By mutual consent in writing of Buyer and Company;

        (b)     By Buyer:

                (i) if there has been a material misrepresentation or other material breach by any Seller in such party's representations, warranties or covenants set forth herein; provided, however, that, if such breach is susceptible to cure, the breaching party shall have ten
        (10) days after receipt of notice from the other party of its intention to terminate this Agreement if such breach continues in which to cure such breach; or

                (ii) if any event occurs or condition exists which would render impossible the satisfaction of one or more conditions to the obligations of Buyer to consummate the transactions contemplated by this Agreement as set forth in Section 8.1 or 8.2;

        (c)     By Company:

                (i) if there has been a material misrepresentation or other material breach by Buyer in such party's representations, warranties or covenants set forth herein; provided, however, that, if such breach is susceptible to cure, the breaching party shall have ten (10) days after receipt of notice from the other party of its intention to terminate this Agreement if such breach continues in which to cure such breach; or

                (ii) if any event occurs or condition exists which would render impossible the satisfaction of one or more conditions to the obligation of Sellers to consummate the transactions contemplated by this Agreement as set forth in Section 8.1 or 8.3;

9.2     BREAK-UP FEE AND EXPENSES.

        The Sellers shall pay the Buyer the break-up fee and expenses as provided under the Due Diligence Letter.

9.3     EFFECT OF TERMINATION.

        In the event that this Agreement shall be terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement shall terminate without further Liability of any party to another; provided, that the obligations of the parties contained in Section 9.2,

Section 10.9 and Section 10.13 shall survive any such termination and shall survive confirmation of any plan of reorganization and the conversion or dismissal of the Chapter 11 Cases and shall not be discharged under Section 1141(d) of the Bankruptcy Code. A termination under Section 9.1 shall not relieve any party of any Liability for a breach of, or for any misrepresentation under this Agreement, or be deemed to constitute a waiver of any available remedy (including specific performance if available) for any such breach or misrepresentation.

                                    ARTICLE X

                                     GENERAL

10.1    AMENDMENTS; WAIVERS.

        This Agreement and any Schedule or Exhibit attached hereto may be amended only by agreement in writing of all parties hereto. No waiver of any provision nor consent to any exception to the terms of this Agreement or any agreement contemplated hereby shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided subject to ability of Sellers to update schedules in accordance with
Section 6.12.

10.2    SCHEDULES; EXHIBITS; INTEGRATION.

        Each Schedule and Exhibit delivered pursuant to the terms of this Agreement shall be in writing and shall constitute a part of this Agreement. The Schedules hereto shall be numbered to correspond to the applicable Section of this Agreement and shall be deemed to qualify only that Section or other Sections referencing such applicable Schedule. This Agreement, together with such Schedules and Exhibits, and the Due Diligence Letter constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith, including, but not limited to, the letter of intent dated February 28, 2003, between Buyer and Company as such letter has been amended, supplemented or otherwise modified as of the date hereof.

10.3    FURTHER ASSURANCES; RIGHT OF ENDORSEMENT, ETC.

        (a) Each Seller shall, at any time and from time to time after the Closing, upon the request of Buyer and at Buyer's expense, do, execute, acknowledge and deliver, and cause to be done, executed, acknowledged or delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney or assurances as may be reasonably required to sell, transfer, convey, assign and deliver to Buyer, or to aid and assist in the collection of or reducing to possession by the Buyer, of the applicable Purchased Assets, or to vest in the applicable Purchaser good and indefeasible title to the Purchased Assets, free and clear of any and all Encumbrances other than Permitted Encumbrances. Without limiting the generality of the foregoing, in the event the Buyer has not obtained all Permits or has not transferred all Permits to Buyer as of the Closing, Sellers shall, at Buyer's expense, cooperate and use reasonable efforts to notify state and local agencies that have issued such Permits and take all other actions reasonably requested to have such Permits transferred to Buyer or to have new Permits issued to Buyer. In the event the Buyer has not received all Permits to conduct the Residential Business as it is being conducted on the date hereof, at the Buyer's expense, Sellers shall also use commercially reasonable efforts to enter into arrangements reasonably requested by Buyer designed to provide Buyer and its Subsidiaries the full and exclusive benefit of such Permits. In connection with the foregoing, Buyer assumes the duty to perform all obligations relating to such Permits accruing after the Closing.

        (b) Effective upon the Closing, each Selling Subsidiary hereby constitutes and appoints Buyer or any entity designated by Buyer and its and their successors and assigns the true and lawful attorney of such Selling Subsidiary with full power of substitution, in the name of Buyer or its designee, or the name of such Selling Subsidiary, on behalf of and for the benefit of Buyer or its designee, to collect all accounts and notes receivable and other items being sold, transferred, conveyed and assigned to Buyer as provided herein, to endorse, without recourse, checks, notes and other instruments constituting or relating to the Residential Business or the Purchased Assets in the name of each Selling Subsidiary, to institute and prosecute, in the name of each Selling Subsidiary or otherwise, all proceedings which Buyer may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Purchased Assets, to defend and compromise any and all actions, suits or proceedings in respect of any of the Purchased Assets or the Residential Business and to do all such acts and things in relation thereto as any Buyer or its designee may deem advisable. The foregoing powers are coupled with an interest and shall be irrevocable by each Selling Subsidiary, directly or indirectly, whether by the dissolution of each Selling Subsidiary or in any manner or for any reason.

10.4    GOVERNING LAW; JURISDICTION.

        THIS AGREEMENT AND ALL DOCUMENTS, INSTRUMENTS AND AGREEMENTS EXECUTED AND DELIVERED PURSUANT TO THE TERMS AND PROVISIONS HEREOF WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE BANKRUPTCY CODE AND, TO THE EXTENT NOT INCONSISTENT WITH THE BANKRUPTCY CODE, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN NEW YORK TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE LAW OF NEW YORK WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT AND THE TRANSACTION DOCUMENTS, EVEN IF UNDER SUCH JURISDICTION'S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

        THE BUYER AND THE SELLERS FURTHER AGREE THAT THE BANKRUPTCY COURT SHALL HAVE EXCLUSIVE JURISDICTION OVER ALL DISPUTES AND OTHER MATTERS RELATING TO (A) THE INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT OR ANY TRANSACTION DOCUMENT AND (B) THE PURCHASED ASSETS AND THE ASSUMED LIABILITIES. BUYER CONSENTS TO AND EXPRESSLY AGREES NOT TO CONTEST SUCH EXCLUSIVE JURISDICTION; PROVIDED, HOWEVER, THAT IF THE BANKRUPTCY COURT REFUSES TO ACCEPT JURISDICTION OVER ANY SUCH DISPUTE, THEN EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO AND ACCEPTS FOR ITSELF AND ITS PROPERTIES,

GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF AND SERVICE OF PROCESS PURSUANT TO THE LAWS OF THE STATE OF NEW YORK AND THE RULES OF ITS COURTS, WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY ARISING UNDER OR OUT OF IN RESPECT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR OBLIGATION. EACH PARTY FURTHER IRREVOCABLY DESIGNATES AND APPOINTS THE INDIVIDUAL IDENTIFIED IN OR PURSUANT TO SECTION 10.12 HEREOF TO RECEIVE NOTICES ON ITS BEHALF, AS ITS AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH ACTION BEFORE ANY GOVERNMENTAL ENTITY, SUCH SERVICE BEING HEREBY ACKNOWLEDGED TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO EACH PARTY AT ITS ADDRESS PROVIDED IN SECTION 10.12; PROVIDED, THAT UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF THE SERVICE OF SUCH PROCESS. IF ANY AGENT SO APPOINTED REFUSES TO ACCEPT SERVICE, THE DESIGNATING PARTY HEREBY AGREES THAT SERVICE OF PROCESS SUFFICIENT FOR PERSONAL JURISDICTION IN ANY ACTION AGAINST IT IN THE APPLICABLE JURISDICTION MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ITS ADDRESS PROVIDED IN SECTION
10.12. EACH PARTY HEREBY ACKNOWLEDGES THAT SUCH SERVICE SHALL BE EFFECTIVE AND BINDING IN EVERY RESPECT. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF ANY PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST THE OTHER PARTY IN ANY OTHER JURISDICTION IF THE BANKRUPTCY COURT REFUSES TO ACCEPT JURISDICTION. NOTHING HEREIN SHALL LIMIT OR OTHERWISE AFFECT ANY CHOICE OF LAW OR CHOICE OF VENUE MADE BY ANY SELLER AND BUYER IN ANY OTHER AGREEMENT TO WHICH THEY ARE BOTH A PARTY.

10.5    NO ASSIGNMENT.

        Neither this Agreement nor any rights or obligations under it are assignable except that Buyer may assign its rights hereunder to any Affiliate of Buyer; provided, however, that Buyer shall remain liable for all obligations of Buyer hereunder notwithstanding such assignment.

10.6    HEADINGS.

        The descriptive headings of the Articles, Sections and subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.

10.7    COUNTERPARTS.

        This Agreement and any amendment hereto or any other agreement (or document) delivered pursuant hereto may be executed in one or more counterparts and by different parties in separate counterparts. All of such counterparts shall constitute one and the same agreement (or other document) and shall become effective (unless otherwise provided therein) when one or more counterparts have been signed by each party and delivered in the case of the Sellers, by Company to the Buyer and in the case of Buyer, to Company.

10.8    PUBLICITY; REPORTS.

        Sellers and Buyer shall coordinate all publicity relating to the transactions contemplated by this Agreement and no party shall issue any press release, publicity statement or other public notice relating to this Agreement, or the transactions contemplated by this Agreement, without obtaining the prior consent of both Company and Buyer except to the extent that a particular action is required by applicable Law. Sellers shall obtain the prior consent of Buyer to the form and content of any application or report, other than reports under the Exchange Act made to any Governmental Entity or which relates to this Agreement.

10.9    CONFIDENTIALITY.

        All information disclosed by any party (or its representatives) whether before or after the date hereof, in connection with the transactions contemplated by, or the discussions and negotiations preceding, this Agreement to any other party (or its representatives) shall be kept confidential by such other party and its representatives and shall not be used by any such Persons other than as contemplated by this Agreement, except to the extent that such information (i) was known by the recipient when received, (ii) it is or hereafter becomes lawfully obtainable from other sources, (iii) is necessary or appropriate to disclose to a Governmental Entity having jurisdiction over a party, (iv) as may otherwise be required by Law or (v) to the extent such duty as to confidentiality is waived in writing by the other party.

10.10   PARTIES IN INTEREST.

        This Agreement shall be binding upon and inure to the benefit of each party, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

10.11   PERFORMANCE BY SELLING SUBSIDIARIES.

        Company agrees to cause its Selling Subsidiaries to comply with any obligations hereunder relating to such Subsidiaries and to cause its Selling Subsidiaries to take any other action which may be necessary or reasonably requested by Buyer to consummate the transactions contemplated by this Agreement.

10.12   NOTICES.

        Any notice or other communication hereunder must be given in writing and
(a) delivered in person, (b) transmitted by telex, telefax or telecommunications mechanism or (c) mailed by certified or registered mail, postage prepaid), receipt requested as follows:

                If to Buyer, addressed to:

                Wellspring Capital Management LLC
                620 Fifth Avenue, Suite 216
                New York, NY 10020
                Telephone: (212) 332-7555
                Fax: (212) 332-7575
                Attn:    David Mariano
                         Carl Stanton

                With copies to:

                O'Melveny & Myers LLP
                30 Rockefeller Plaza
                New York, NY 10112
                Tel: 212-408-2182
                Fax: 212-408-2420
                Attn:    Adam C. Harris
                         Todd R. Triller

                If to Company or any Selling Subsidiary, addressed to:

                Encompass Services Corporation
                3 Greenway Plaza, Suite 2000
                Houston, Texas 77046
                Telephone:  (713) 860-0100
                Fax:  (713) 960-0126
                Attn:    Corporate Secretary

                With copies to:

                Weil, Gotshal & Manges LLP
                700 Louisiana, Suite 1600
                Houston, TX 77002
                Tel:  713-546-5000
                Fax:  713-224-9511
                Attn:    Alfredo R. Perez
                         Steven D. Rubin

or to such other address or to such other Person as either party shall have last designated by such notice to the other party. Each such notice or other communication shall be effective (i) if given by telecommunication, when transmitted to the applicable number so specified in (or pursuant to) this
Section 10.12 and an appropriate answerback is received, (ii) if given by mail, five business days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when actually delivered at such address.

10.13   EXPENSES.

        Except as expressly provided otherwise in Section 9.2, the parties hereto shall each bear their own expenses incurred in connection with this Agreement and each other Transaction Document.

10.14   REMEDIES; WAIVER.

        To the extent permitted by Law all rights and remedies existing under this Agreement and any related agreements or documents are cumulative to and not exclusive of, any rights or remedies otherwise available. No failure on the part of any party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof, nor shall any single or partial exercise preclude any further or other exercise of such or any other right.

10.15   KNOWLEDGE CONVENTION.

        Whenever any statement herein or in any schedule, exhibit, certificate or other documents delivered to Buyer pursuant to this Agreement is made "to its knowledge" or "to its best knowledge" or words of similar intent or effect of any Seller or its representative, such Person shall make such statement based upon such Person's conscious awareness of facts or other information arising from representations made by the individuals set forth on Schedule 10.15.

10.16   REPRESENTATION BY COUNSEL; INTERPRETATION.

        Each party hereto acknowledges that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of Buyer and Sellers.

10.17   SPECIFIC PERFORMANCE.

        Each party hereto acknowledges that, in view of the uniqueness of the Residential Business and the transactions contemplated by this Agreement, each party would not have an adequate remedy at law for money damages in the event that this Agreement has not been performed in accordance with its terms, and therefore agrees that the other party shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled, at law or in equity.

10.18   SEVERABILITY.

        If any term or provision of this Agreement is determined to be invalid, illegal or unenforceable by any Governmental Entity, the remaining provisions of this Agreement to the extent permitted by Law shall remain in full force and effect provided that the essential terms and conditions of this Agreement for both parties remain valid, binding and enforceable. Such Government Entity shall have the power to reduce the scope of any offending provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that comes closest to expressing the intention of the invalid or unenforceable term or provision. In event that such Governmental Entity does not cure such offending term or provision, the parties agree to negotiate in good faith to modify this Agreement to fulfill as closely as possible the original intents and purposes hereof. To the extent permitted by Law, the parties hereby to the same extent waive any provision of Law that renders any provision hereof prohibited or unenforceable in any respect.

10.19   WAIVER OF JURY TRIAL.

        EACH PARTY HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, ANTITRUST CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON-LAW OR STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH LEGAL COUNSEL OF ITS OWN CHOOSING, OR HAS HAD AN OPPORTUNITY TO DO SO, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS HAVING HAD THE OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS TO THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT WITHOUT A JURY.

10.20   DELIVERY BY FACSIMILE.

        This Agreement and any Transaction Document, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original Contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such Contract, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such Contract shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or Contract was transmitted or communicated through the use of a facsimile machine as a defense to the formation of a Contract and each such party forever waives any such defense.

10.21   NON-SURVIVAL OF PROVISIONS.

        The representations and warranties respectively made by the Sellers and the Buyers in this Agreement and in any certificate delivered hereunder will expire as of the Closing. Subsequent to Closing, no claim with respect to any breach of any representation or warranty contained in this Agreement may be pursued or maintained (either hereunder or otherwise) against any other party hereto, and no party shall have any liability or responsibility for any such breach.

                  [Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officers as of the day and year first above written.

                                        BUYER:

                                        RESIDENTIAL ACQUISITION CORP.

                                        By:   /s/ CARL STANTON
                                              ----------------------------------
                                              Name:  Carl Stanton
                                              Title: Chief Executive Officer

                                        COMPANY:

                                        ENCOMPASS SERVICES CORPORATION

                                        By:   /s/ MICHAEL F. GRIES
                                              ----------------------------------
                                              Name:  Michael F. Gries
                                              Title: Chairman

                                        SELLING SUBSIDIARIES:

                                        AA JARL, INC.

                                        By:   /s/ GRAY H. MUZZY
                                              ---------------------------------
                                              Name:  Gray H. Muzzy
                                              Title: Vice President

                     ASSET PURCHASE AGREEMENT EXECUTION PAGE

                                        A-ABC APPLIANCE, INC.

                                        By:   /s/ GRAY H. MUZZY
                                              ----------------------------------
                                              Name:  Gray H. Muzzy
                                              Title: Vice President

                                        A-ABC SERVICES, INC.

                                        By:   /s/ GRAY H. MUZZY
                                              ----------------------------------
                                              Name:  Gray H. Muzzy
                                              Title: Vice President

                                        AIRTRON OF CENTRAL FLORIDA, INC.

                                        By:   /s/ GRAY H. MUZZY
                                              ----------------------------------
                                              Name:  Gray H. Muzzy
                                              Title: Vice President

                                        AIRTRON, INC.

                                        By:   /s/ GRAY H. MUZZY
                                              ----------------------------------
                                              Name:  Gray H. Muzzy
                                              Title: Vice President

                                        ENCOMPASS RESIDENTIAL SERVICES OF
                                        HOUSTON, INC.

                                        By:   /s/ GRAY H. MUZZY
                                              ----------------------------------
                                              Name:  Gray H. Muzzy
                                              Title: Vice President

                     ASSET PURCHASE AGREEMENT EXECUTION PAGE

                                        EVANS SERVICES, INC.

                                        By:   /s/ GRAY H. MUZZY
                                              ----------------------------------
                                              Name:  Gray H. Muzzy
                                              Title: Vice President

                                        HALLMARK AIR CONDITIONING, INC.

                                        By:   /s/ GRAY H. MUZZY
                                              ----------------------------------
                                              Name:  Gray H. Muzzy
                                              Title: Vice President

                                        K & N PLUMBING, HEATING AND AIR
                                        CONDITIONING, INC.

                                        By:   /s/ GRAY H. MUZZY
                                              ----------------------------------
                                              Name:  Gray H. Muzzy
                                              Title: Vice President

                                        MASTERS, INC.

                                        By:   /s/ GRAY H. MUZZY
                                              ----------------------------------
                                              Name:  Gray H. Muzzy
                                              Title: Vice President

                                        PAUL E. SMITH CO., INC.

                                        By:   /s/ GRAY H. MUZZY
                                              ----------------------------------
                                              Name:  Gray H. Muzzy
                                              Title: Vice President

                     ASSET PURCHASE AGREEMENT EXECUTION PAGE

                                        VAN'S COMFORTEMP AIR CONDITIONING INC.

                                        By:   /s/ GRAY H. MUZZY
                                              ----------------------------------
                                              Name:  Gray H. Muzzy
                                              Title: Vice President

                                        WIEGOLD & SONS, INC.

                                        By:   /s/ GRAY H. MUZZY
                                              ----------------------------------
                                              Name:  Gray H. Muzzy
                                              Title: Vice President

                                        WILLIS REFRIGERATION, AIR
                                        CONDITIONING & HEATING, INC.

                                        By:   /s/ GRAY H. MUZZY
                                              ----------------------------------
                                              Name:  Gray H. Muzzy
                                              Title: Vice President

                     ASSET PURCHASE AGREEMENT EXECUTION PAGE

                                                                       EXHIBIT A

                       CERTIFICATION OF NON-FOREIGN STATUS

        To inform Residential Acquisition Corp. ("Buyer"), a Delaware corporation, that withholding of tax under Section 1445 of the Internal Revenue Code of 1986, as amended ("Code"), will not be required upon the transfer of assets pursuant to the Asset Purchase Agreement (the "Agreement") entered into as of May 7, 2003, by and among Buyer, Encompass Services Corporation ("Encompass"), a Texas corporation and the subsidiaries of Encompass owning the Purchased Assets (as defined in the Agreement) (the "Selling Subsidiaries," and together with Encompass, the "Selling Parties"), the undersigned hereby certifies the following on behalf of the Selling Parties:

        1. None of the Selling Parties is a foreign corporation, foreign partnership, foreign trust, foreign estate or nonresident alien (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder);

        2. The table below reflects the U.S. employer or tax identification numbers of each of the Selling Parties.

                Selling Party                                        US Employer or Tax Identification Number
                ---------------------------------------------------  ----------------------------------------
                ENCOMPASS SERVICES CORPORATION
                ---------------------------------------------------  ----------------------------------------

                A-ABC APPLIANCE, INC
                ---------------------------------------------------  ----------------------------------------

                A-ABC SERVICES, INC.
                ---------------------------------------------------  ----------------------------------------

                AA JARL, INC.
                --------------------------------------------------- -----------------------------------------

                AIRTRON, INC.
                ---------------------------------------------------  ----------------------------------------

                AIRTRON OF CENTRAL FLORIDA, INC.
                ---------------------------------------------------  ----------------------------------------

                ENCOMPASS RESIDENTIAL SERVICES OF HOUSTON, INC.
                ---------------------------------------------------  ----------------------------------------

                EVANS SERVICES, INC.
                ---------------------------------------------------  ----------------------------------------

                HALLMARK AIR CONDITIONING, INC.
                ---------------------------------------------------  ----------------------------------------

                K&N PLUMBING, HEATING AND AIR CONDITIONING, INC.
                ---------------------------------------------------  ----------------------------------------

                MASTERS, INC.
                ---------------------------------------------------  ----------------------------------------

                PAUL E. SMITH CO., INC.
                ---------------------------------------------------  ----------------------------------------

                VAN'S CONFORTEMP AIR CONDITIONING, INC.
                ---------------------------------------------------  ----------------------------------------

                WIEGOLD & SONS, INC.
                ---------------------------------------------------  ----------------------------------------

                WILLIS REFRIGERATION, AIR CONDITIONING & HEATING,
                INC.
                ---------------------------------------------------  ----------------------------------------

        3. The following table sets for the office addresses of each of the Selling Parties.


                Selling Party                                        Office Address
                ---------------------------------------------------  ----------------------------------------
                ENCOMPASS SERVICES CORPORATION
                ---------------------------------------------------  ----------------------------------------

                A-ABC APPLIANCE, INC.
                ---------------------------------------------------  ----------------------------------------

                A-ABC SERVICES, INC.
                ---------------------------------------------------  ----------------------------------------

                AA JARL, INC.
                ---------------------------------------------------  ----------------------------------------

                AIRTRON, INC.
                ---------------------------------------------------  ----------------------------------------

                AIRTRON OF CENTRAL FLORIDA, INC.
                ---------------------------------------------------  ----------------------------------------

                ENCOMPASS RESIDENTIAL SERVICES OF HOUSTON, INC.
                ---------------------------------------------------  ----------------------------------------

                EVANS SERVICES, INC.
                ---------------------------------------------------  ----------------------------------------

                HALLMARK AIR CONDITIONING, INC.
                ---------------------------------------------------  ----------------------------------------

                K&N PLUMBING, HEATING AND AIR CONDITIONING, INC.
                ---------------------------------------------------  ----------------------------------------

                MASTERS, INC.
                ---------------------------------------------------  ----------------------------------------

                PAUL E. SMITH CO., INC.
                ---------------------------------------------------  ----------------------------------------

                VAN'S CONFORTEMP AIR CONDITIONING, INC.
                ---------------------------------------------------  ----------------------------------------

                WIEGOLD & SONS, INC.
                ---------------------------------------------------  ----------------------------------------

                WILLIS REFRIGERATION, AIR CONDITIONING & HEATING,
                INC.
                ---------------------------------------------------  ----------------------------------------

        Each Selling Party understand that this Certification may be disclosed to the Internal Revenue Service by the Buyer and that any false statement contained herein could be punished by fine, imprisonment, or both.

        Each Selling Party understands that the Buyer is relying on this Certification in determining whether withholding is required upon said transfer.

                  [Remainder of page intentionally left blank]

Under penalty of perjury I declare that I have examined this Certification and to the best of my knowledge and belief it is true and correct and complete, and I further declare that I have authority to sign this document on behalf of such Selling Party.

Dated:  As of _______, 2003

ENCOMPASS:

ENCOMPASS SERVICES CORPORATION

By:
   ---------------------------------------
        Name:
        Title:
SELLING SUBSIDIARIES:

A-ABC APPLIANCE, INC.

By:
   ---------------------------------------
        Name:
        Title:
A-ABC SERVICES, INC.

By:
        Name:
        Title:
AA JARL, INC.

By:
   ---------------------------------------
        Name:
        Title:
AIRTRON, INC.

By:
   ---------------------------------------
        Name:
        Title:

AIRTRON OF CENTRAL FLORIDA, INC.

By:
   ---------------------------------------
        Name:
        Title:
ENCOMPASS RESIDENTIAL SERVICES OF HOUSTON,
INC.

By:
   ---------------------------------------
        Name:
        Title:
EVANS SERVICES, INC.

By:
   ---------------------------------------
        Name:
        Title:
HALLMARK AIR CONDITIONING, INC.

By:
   ---------------------------------------
        Name:
        Title:
K&N PLUMBING, HEATING AND AIR CONDITIONING,
INC.

By:
   ---------------------------------------
        Name:
        Title:
MASTERS, INC.

By:
   ---------------------------------------
        Name:
        Title:
PAUL E. SMITH CO., INC.

By:
   ---------------------------------------
        Name:
        Title:

VAN'S CONFORTEMP AIR CONDITIONING, INC.

By:
   ---------------------------------------
        Name:
        Title:
WIEGOLD & SONS, INC.

By:
   ---------------------------------------
        Name:
        Title:
WILLIS REFRIGERATION, AIR CONDITIONING & HEATING, INC.

By:
   ---------------------------------------
         Name:
         Title: